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                     REVLON WORLDWIDE (PARENT) CORPORATION

                    Senior Secured Discount Notes Due 2001

                                      and

                Series B Senior Secured Discount Notes Due 2001



                           ------------------------


                                   INDENTURE


                           Dated as of March 1, 1997



                           ------------------------




                             THE BANK OF NEW YORK,
                                    Trustee







      ===================================================================

                                              TABLE OF CONTENTS

                                                                                                       Page
                                                                                                       ----
                                                ARTICLE I
                                Definitions and Incorporation by Reference

SECTION 1.01.                Definitions......................................................           1
SECTION 1.02.                Other Definitions................................................          23
SECTION 1.03.                Incorporation by Reference of Trust
                                 Indenture Act................................................          24
SECTION 1.04.                Rules of Construction............................................          25


                                                ARTICLE II

                                              The Securities

SECTION 2.01.                Form and Dating..................................................          26
SECTION 2.02.                Execution and Authentication.....................................          27
SECTION 2.03.                Registrar and Paying Agent.......................................          28
SECTION 2.04.                Paying Agent To Hold Money
                                 in Trust  ...................................................          29
SECTION 2.05.                Securityholder Lists.............................................          29
SECTION 2.06.                Transfer and Exchange............................................          29
SECTION 2.07.                Replacement Securities...........................................          30
SECTION 2.08.                Outstanding Securities...........................................          31
SECTION 2.09.                Temporary Securities.............................................          31
SECTION 2.10.                Cancelation......................................................          32
SECTION 2.11.                CUSIP Numbers....................................................          32
SECTION 2.12.                Book-Entry Provisions for
                                 U.S. Global Note.............................................          32
SECTION 2.13.                Special Transfer Provisions......................................          34


                                               ARTICLE III

                                                Redemption

SECTION 3.01.                Notices to Trustee...............................................          39
SECTION 3.02.                Selection of Securities To Be
                                 Redeemed.....................................................          40
SECTION 3.03.                Notice of Redemption.............................................          40
SECTION 3.04.                Effect of Notice of Redemption...................................          42
SECTION 3.05.                Deposit of Redemption Price......................................          42
SECTION 3.06.                Securities Redeemed in Part......................................          42







                                                                                                      2

                                                                                                       Page
                                                                                                       ----
                                                ARTICLE IV

                                                Covenants

SECTION 4.01                 Payment of Securities............................................          42
SECTION 4.02.                SEC Reports......................................................          42
SECTION 4.03.                Limitation on Debt of the Company,
                                 Revlon Worldwide and Revlon,
                                 Inc.; Limitation on Preferred
                                 Stock of Revlon Worldwide,
                                 Revlon, Inc. and RCPC........................................          43
SECTION 4.04.                Limitation on Debt of RCPC
                                 and its Subsidiaries.........................................          45
SECTION 4.05.                Limitation on Restricted Payments................................          47
SECTION 4.06.                Limitation on Restrictions on
                                 Distributions from Subsidiaries..............................          49
SECTION 4.07.                Limitation on Liens and Sales of
                                 Assets and Subsidiary Stock..................................          51
SECTION 4.08.                Limitation on Transactions with
                                 Affiliates...................................................          52
SECTION 4.09.                Change of Control................................................          54
SECTION 4.10.                Limitation on Other Business
                                 Activities...................................................          55
SECTION 4.11.                The Escrow Release and the Merger................................          55
SECTION 4.12.                Minimum Collateral Percentage....................................          56
SECTION 4.13.                Maintenance of Non-Investment
                                 Company Status...............................................          56
SECTION 4.14.                Compliance Certificate...........................................          56
SECTION 4.15.                Further Instruments and Acts.....................................          57


                                                ARTICLE V

                                            Successor Company

SECTION 5.01.                When Company May Merge or Transfer
                                 Assets.......................................................          57


                                                ARTICLE VI

                                          Defaults and Remedies

SECTION 6.01.                Events of Default................................................          58
SECTION 6.02.                Acceleration.....................................................          60
SECTION 6.03.                Other Remedies...................................................          61
SECTION 6.04.                Waiver of Past Defaults..........................................          61
SECTION 6.05.                Control by Majority..............................................          61
SECTION 6.06.                Limitation on Suits..............................................          62





                                                                                                     3

                                                                                                      Page
                                                                                                      ----
SECTION 6.07.                Rights of Holders to Receive
                                 Payment......................................................          62
SECTION 6.08.                Collection Suit by Trustee.......................................          62
SECTION 6.09.                Trustee May File Proofs of Claim.................................          62
SECTION 6.10.                Priorities.......................................................          63
SECTION 6.11.                Undertaking for Costs............................................          63
SECTION 6.12.                Waiver of Stay or Extension Laws.................................          64


                                               ARTICLE VII

                                                 Trustee

SECTION 7.01.                Duties of Trustee................................................          64
SECTION 7.02.                Rights of Trustee................................................          65
SECTION 7.03.                Individual Rights of Trustee.....................................          66
SECTION 7.04.                Trustee's Disclaimer.............................................          66
SECTION 7.05.                Notice of Defaults...............................................          66
SECTION 7.06.                Reports by Trustees to Holders...................................          67
SECTION 7.07.                Compensation and Indemnity.......................................          67
SECTION 7.08.                Replacement of Trustee...........................................          68
SECTION 7.09.                Successor Trustee by Merger......................................          69
SECTION 7.10.                Eligibility; Disqualification....................................          69
SECTION 7.11.                Preferential Collection of Claims
                                 Against Company..............................................          70


                                               ARTICLE VIII

                                    Discharge of Indenture; Defeasance

SECTION 8.01.                Discharge of Liability on
                                 Securities; Defeasance.......................................          70
SECTION 8.02.                Conditions to Defeasance.........................................          71
SECTION 8.03.                Application of Trust Money.......................................          73
SECTION 8.04.                Repayment to Company.............................................          73
SECTION 8.05.                Indemnity for Government
                                 Obligations..................................................          73
SECTION 8.06.                Reinstatement....................................................          73


                                                ARTICLE IX

                                                Amendments

SECTION 9.01.                Without Consent of Holders.......................................          74
SECTION 9.02.                With Consent of Holders..........................................          75
SECTION 9.03.                Compliance with Trust Indenture
                                 Act  ........................................................          76





                                                                                                      4

                                                                                                       Page
                                                                                                       ----
SECTION 9.04.                Revocation and Effect of Consents
                                 and Waivers..................................................          76
SECTION 9.05.                Notation on or Exchange of
                                 Securities...................................................          77
SECTION 9.06.                Trustee To Sign Amendments.......................................          77
SECTION 9.07.                Payment for Consent..............................................          77


                                                ARTICLE X

                                    Security and Pledge of Collateral

SECTION 10.01.               Grant of Security Interest.......................................          78
SECTION 10.02.               Delivery of Collateral...........................................          79
SECTION 10.03.               Representations and Warranties...................................          80
SECTION 10.04.               Further Assurances...............................................          80
SECTION 10.05.               Dividends; Voting Rights;
                                 Substitution of Collateral...................................          81
SECTION 10.06.               Trustee Appointed Attorney-in-Fact...............................          88
SECTION 10.07.               Trustee May Perform..............................................          88
SECTION 10.08.               Trustee's Duties.................................................          88
SECTION 10.09.               Remedies Upon Event of Default...................................          88
SECTION 10.10.               Application of Proceeds..........................................          89
SECTION 10.11.               Continuing Lien..................................................          90
SECTION 10.12.               Certificates and Opinions........................................          90
SECTION 10.13.               Additional Agreements............................................          90


                                                ARTICLE XI

                                              Miscellaneous

SECTION 11.01.               Trust Indenture Act Controls.....................................          91
SECTION 11.02.               Notices..........................................................          91
SECTION 11.03.               Communication by Holders with Other
                                 Holders......................................................          92
SECTION 11.04.               Certificate and Opinion as to
                                 Conditions Precedent.........................................          92
SECTION 11.05.               Statements Required in Certificate
                                 or Opinion...................................................          93
SECTION 11.06.               When Securities Disregarded......................................          93
SECTION 11.07.               Rules by Trustee, Paying Agent and
                                 Registrar....................................................          94
SECTION 11.08.               Legal Holidays...................................................          94
SECTION 11.09.               Governing Law....................................................          94
SECTION 11.10.               No Recourse Against Others.......................................          94
SECTION 11.11.               Successors.......................................................          94
SECTION 11.12.               Multiple Originals...............................................          94
SECTION 11.13.               Table of Contents; Headings......................................          94



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                                                                                                      5

                                                                                                       Page
                                                                                                       ----


Exhibit A         -        Form of Initial Notes
Exhibit B         -        Form of Exchange Note
Exhibit C         -        Form of Certificate to Be Delivered Upon
                           Termination of Restricted Period
Exhibit D         -        Form of Certificate to Be Delivered in
                           Connection with Transfers to Non-QIB
                           Institutional Accredited Investors
Exhibit E         -        Form of Certificate to Be Delivered in
                           Connection with Transfers Pursuant to
                           Regulation S
Exhibit F         -        Form of Certificate to Be Delivered in
                           Connection with Transfers Pursuant to
                           Rule 144A
Schedule I - Pledged Shares
Schedule II - Permitted Transactions


                                    INDENTURE dated as of March 1, 1997,
                           between REVLON WORLDWIDE (PARENT) CORPORATION, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Senior Secured Discount Notes Due 2001 (the "Initial Notes") and the Company's Series B Senior Secured Discount Notes due 2001 (the "Exchange Notes"):


                                   ARTICLE I

               Definitions and Incorporation by Reference

                  SECTION 1.01.  Definitions.

                  "Accreted Value" as of any date (the "Specified Date") means, with respect to each $1,000 Principal Amount at Maturity of Securities:

                  (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:



                        Semi-Annual Accrual              Accreted Value
                        -------------------              --------------
                                Date
                                -----
            March 5, 1997...............................     $655.90
            March 15, 1997..............................     $657.81
            September 15, 1997..........................     $693.17
            March 15, 1998..............................     $730.42
            September 15, 1998..........................     $769.68
            March 15, 1999..............................     $811.06
            September 15, 1999..........................     $854.65
            March 15, 2000..............................     $900.59
            September 15, 2000..........................     $948.99
            March 15, 2001..............................   $1,000.00


                  (ii) if the Specified Date occurs between two SemiAnnual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (i) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (ii) a fraction, the numerator of which is the number of days from the immediately preceding SemiAnnual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180 (or, if the Semi-Annual Accrual Date immediately preceding the Specified Date is March 5, 1997, the denominator of which is 10).

Whenever the redemption price, Due Amount or Put Amount is paid in connection with the redemption, purchase or repurchase of a portion of a Security, the Accreted Value of such Security is reduced by the Accreted Value of the portion of the Security so redeemed, purchased or repurchased.

                  "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Applicable Premium" means, with respect to a Security at any time, the greater of (i) 1.0% of the Accreted Value of such Security at such time and (ii) the excess of (A) the present value at such time of the Principal Amount at Maturity plus any required interest payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the Accreted Value of such Security at such time.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares and other than Capital Stock of an Unrestricted Subsidiary or a Non-Recourse Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary or a Non-Recourse Subsidiary) (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Subsidiary of RCPC to RCPC or by RCPC or a Subsidiary of RCPC to a Wholly Owned Recourse Subsidiary, (ii) a disposition of property or assets by RCPC or its Subsidiaries at fair market value in the ordinary course of business, (iii) a disposition by RCPC or its Subsidiaries of obsolete assets in the ordinary course of business, (iv) a disposition subject to or permitted by Section 4.05, (v) a disposition by the Company of any Unrestricted Assets, (vi) a Revlon, Inc. Primary Issuance,
(vii) a disposition of (A) Capital Stock of Revlon Worldwide to the Company,
(B) Capital Stock of Revlon, Inc. to the Company or Revlon Worldwide or (C) Capital Stock of RCPC to Revlon, Inc., (viii) an issuance of employee stock options, (ix) a merger of Revlon, Inc. with or into RCPC or the Company, (x) the Merger and (xi) a disposition by RCPC or any of its Subsidiaries in which RCPC or its Subsidiaries receive as consideration Capital Stock of (or similar interests in) a Person engaged in, or assets that will be used in, the businesses of RCPC and its Wholly Owned Recourse Subsidiaries, or additionally, in the case of a disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the business of such Subsidiary, existing on the Issue Date or in businesses reasonably related thereto, as determined by the Board of Directors of RCPC, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of RCPC.

                  "Bank Debt" means any and all amounts payable by RCPC or any Subsidiary of RCPC under or in respect of the Credit Agreement or any Refinancing Agreement, or any other agreements with lenders party to the foregoing, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to RCPC), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof; provided, however, that nothing in this definition shall permit RCPC or any Subsidiary of RCPC to Issue any Debt that is not permitted pursuant to
Section 4.04.

                  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal
Holiday.

                  "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) prior to the earlier to occur of the first public offering of Voting Stock of Parent or the first public offering of Voting Stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of Issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by Parent or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                  (ii) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for the purposes of this clause (ii), such other Person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other Person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders "beneficially own" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent corporation);

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                  (iv) a "Change of Control," as defined in any RCPC Indenture, shall have occurred as a result of a pledgee (or pledgees) or their transferees following foreclosure of shares of Common Stock of Revlon, Inc. becoming the "beneficial owner" (as defined in such RCPC Indenture) of such shares.

                  "Closing Price" on any Trading Day with respect to the per share price of any Capital Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such Capital Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Consolidated EBITDA Coverage Ratio" for any period means the ratio of (i) the aggregate amount of EBITDA for such period to (ii) Consolidated Interest Expense for such period; provided, however, that (1) if RCPC or any Subsidiary of RCPC has Issued any Debt since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an Issuance of Debt, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Debt as if such Debt had been Issued on the first day of such period and the discharge of any other Debt Refinanced or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, (2) if since the beginning of such period RCPC or any Subsidiary of RCPC shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of RCPC or any Subsidiary of RCPC Refinanced or otherwise discharged with respect to RCPC and its continuing Subsidiaries in connection with such Asset Dispositions for such period (or if the Capital Stock of any Subsidiary of RCPC is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such Subsidiary to the extent RCPC and its continuing Subsidiaries are no longer liable for such Debt after such sale) and (3) if since the beginning of such period RCPC or any Subsidiary of RCPC (by merger or otherwise) shall have made an Investment in any Subsidiary of RCPC (or any Person which becomes a Subsidiary of RCPC) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto, as if such Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Debt Issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of RCPC. If any Debt bears a floating rate of interest and is being given pro forma effect, the interest on such Debt shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                  "Consolidated Interest Expense" means, for any period, the sum of (a) the interest expense of RCPC and its consolidated Subsidiaries (other than Non-Recourse Subsidiaries) for such period as determined in accordance with GAAP consistently applied, plus (b) Preferred Stock dividends in respect of Preferred Stock of RCPC or any Subsidiary of RCPC (other than a Non-Recourse Subsidiary) held by Persons other than RCPC or a Wholly Owned Recourse Subsidiary, plus (c) the cash contributions to an employee stock ownership plan of RCPC and its Subsidiaries (other than Non-Recourse Subsidiaries) to the extent such contributions are used by an employee stock ownership plan to pay interest.

                  "Consolidated Net Income" means with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of such Person and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such Person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such Person, to the limitations contained in clause (v) below) and, in the case of net loss, such Person or any Subsidiary of such Person has actually contributed, lent or transferred cash to such unconsolidated Person; (iii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis;
(iv) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business; (v) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders;
(vi) any net income or loss of any Non-Recourse Subsidiary, except that such Person's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to such Person as a dividend or other distribution; and (vii) the cumulative effect of a change in accounting principles; provided, however, that in using Consolidated Net Income for purposes of calculating the Consolidated EBITDA Coverage Ratio at any time, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded; provided further, however, that in calculating Consolidated Net Income of the Company, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded.

                  "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to Exchangeable Stock.

                  "Credit Agreement" means the Amended and Restated Credit Agreement dated as of January 24, 1996, by and among RCPC, The Chase Manhattan Bank, N.A., Chemical Bank and Citibank, N.A., as agents, and the Banks named therein, as the same may be amended or restated from time to time.

                  "Debt" of any Person means, without duplication,

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (ii) all Capital Lease Obligations of such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reim bursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment (including liquidation preference) or other repurchase of, in the case of a Subsidiary of RCPC, any Preferred Stock and, in the case of any other Person, any Redeemable Stock (but excluding in each case any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depositary" means The Depository Trust Company, its nominees and successors.

                  "Due Amount" as of any date means with respect to each $1,000 Principal Amount at Maturity of Securities, the Accreted Value thereof on such date plus any premium due and payable thereon.

                  "EBITDA" for any period means the Consolidated Net Income of RCPC for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, (v) all other noncash charges (excluding any noncash charge to the extent that it requires an accrual of or a reserve for cash disbursements for any future period) and (vi) foreign currency gains or losses.

                  "Escrow Agent" means the Escrow Agent from time to time under the Escrow Agreement.

                  "Escrow Agreement" means the Escrow and Pledge Agreement dated as of March 5, 1997, between the Company and The Bank of New York, as Escrow Agent, as amended from time to time.

                  "Escrowed Property" has the meaning given such term in the Escrow Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchangeable Stock" means any Capital Stock of a Person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

                  "Foreign Subsidiary" means any Subsidiary of RCPC which (i) is organized under the laws of any jurisdiction outside of the United States,
(ii) is organized under the laws of Puerto Rico or the U.S. Virgin Islands,
(iii) has substantially all its operations outside of the United States, or
(iv) has substantially all its operations in Puerto Rico or the U.S. Virgin Islands.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time, except that for purposes of calculating Consolidated EBITDA Coverage Ratio, it shall mean generally accepted accounting principles in the United States as in effect on the Issue Date.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Investment" in any Person means any loan or advance to, any net payment on a guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. The term "Invest" has a corresponding meaning. For purposes of the definitions of "Non-Recourse Subsidiary," "Unrestricted Subsidiary" and "Restricted Payment" and for purposes of Section 4.05, (i) "Investment" shall include a designation after the Issue Date of a Subsidiary as a Non-Recourse Subsidiary, and such Investment shall be valued at an amount equal to the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated a Non-Recourse Subsidiary; and (ii) any property transferred to or from a Non-Recourse Subsidiary or an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company (or of RCPC in the case of a Non-Recourse Subsidiary), and if such property so transferred (including in a series of related transactions) has a fair market value, as so determined by such Board of Directors, in excess of $10 million, such determination shall be confirmed by an independent appraiser.

                  "Issue" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary of another Person (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary of such other Person.

                  "Issue Date" means the date of original issue of the Initial Notes.

                  "Issuer Capital Contributions" means capital contributions made to the Company which, together with the Escrowed Property, are in an amount sufficient to enable the Company to make the Deposit (as defined in the Escrow Agreement) as contemplated by Section 4.11(a).

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in any place of payment.

                  "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

                  "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation.

                  "Market Value" means as of any date the sum of (i) in respect of Revlon, Inc. Pledged Shares, an amount equal to the product of (x) the average of the Closing Prices per share of the Class A Common Stock of Revlon, Inc. during the five Trading Days ending immediately prior to such date and (y) the number of Revlon, Inc. Pledged Shares, (ii) as to Collateral consisting of cash, the amount of such cash, (iii) as to any other Collateral having a purported value equal to or less than $5 million, the fair market value thereof as of such date as determined by the Board of Directors of the Company (the determination of which shall be conclusive and shall be evidenced by a resolution of such Board of Directors), and (iv) as to any other Collateral having a purported value of more than $5 million, the fair market value thereof as of such date as determined by an independent appraiser.

                  "Merger" means the merger of Revlon Worldwide with and into the Company.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required or estimated in good faith to be required to be accrued as a liability under Generally Accepted Accounting Principles, as a consequence of such Asset Disposition, (ii) all payments made on any Debt which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from or in connection with such Asset Disposition and (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; provided, however, that in connection with an Asset Disposition to a Subsidiary of RCPC (other than a Wholly Owned Recourse Subsidiary), Net Available Cash will be deemed to be a percentage of Net Available Cash (as calculated above) equal to (A) 100% minus (B) RCPC's percentage ownership in such Subsidiary.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

                  "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that NonConvertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

                  "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither RCPC nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of RCPC or its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "Non-Recourse Subsidiary" means a Subsidiary of RCPC (i) which has been designated as such by RCPC, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as RCPC and its Wholly Owned Recourse Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

                  "Obligations" means (a) the full and punctual payment of Principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance of all other obligations of the Company under this Indenture and the Securities.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the Officers signing an Officers' Certificate delivered pursuant to Section 4.14 or 10.05(f)(i) shall be the principal executive, financial or accounting officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or its Parent or one of its Subsidiaries) or the Trustee.

                  "Parent" means Revlon Holdings Inc., a Delaware corporation, and any other Person which acquires or owns directly or indirectly 80% or more of the voting power of the Voting Stock of the Company.

                  "Permitted Affiliate Debt" means (i) Debt of RCPC
Issued to the Company or an Affiliate of the Company representing amounts owing by RCPC pursuant to the Tax Sharing Agreements described under clauses (i) and (iii) of the definition of "Tax Sharing Agreements" and (ii) Debt of RCPC Issued to the Company or an Affiliate of the Company to the extent of cash actually received by RCPC, which cash either is required to be advanced or contributed to RCPC pursuant to the terms of the Credit Agreement or any Refinancing Agreement or, if not advanced or contributed to RCPC, would lead to a default under the Credit Agreement or any Refinancing Agreement.

                  "Permitted Holders" means Ronald O. Perelman (or in the event of his incompetence or death, his estate, heirs, executor, administrator, committee or other Personal representative (collectively, "heirs")) or any Person controlled, directly or indirectly, by Ronald O. Perelman or his heirs.

                  "Permitted Transactions" means (i) any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) between the Company, Revlon Worldwide, Revlon, Inc., RCPC or any Subsidiary of RCPC, on the one hand, and any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of Voting Stock of the Company or an Affiliate of any such owner, on the other hand, existing on, or pursuant to an agreement in effect on, the Issue Date and disclosed in Schedule II to this Indenture and (ii) any Tax Sharing Agreement.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a Security as of any date means the Accreted Value of the Security as of such date plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Principal Amount at Maturity" of a Security means the amount specified as such on the face of such Security.

                  "Put Amount" as of any date means, with respect to each $1,000 Principal Amount at Maturity of Securities, 101% of the Accreted Value thereof as of the date of repurchase.

                  "QIB" means a "Qualified Institutional Buyer" under Rule
144A.

                  "RCPC" means Revlon Consumer Products Corporation, a Delaware corporation which is a wholly owned direct Subsidiary of Revlon, Inc. on the Issue Date, and its successors.

                  "RCPC Indentures" means the Indenture, dated as of February 15, 1993, the Indenture dated as of April 1, 1993, and the Indenture dated as of June 1, 1993, each between RCPC and the trustee thereunder, and in each case as in effect on the Issue Date; provided, however, for purposes of interpreting provisions of this Indenture that refer to the RCPC Indentures, the provisions of the RCPC Indentures (but not the Debt Issued thereunder) shall be deemed to be in effect whether or not such Indentures have been discharged.

                  "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to Issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Agreement" means any credit agreement, indenture or other agreement pursuant to which RCPC or any Subsidiary of RCPC Refinances, in whole or in part, Debt of RCPC or any Subsidiary of RCPC Issued under
Section 4.04(b)(1); provided, however, that the principal amount of the Refinancing Debt Issued pursuant to such Refinancing Agreement may exceed the principal amount of the Debt so Refinanced, but, to the extent such Refinancing Debt is Issued pursuant to Section 4.04(b)(1), such Refinancing Debt shall in no event exceed, after taking into account all other Debt outstanding under the Credit Agreement and all other Refinancing Agreements (to the extent such other outstanding Debt was Issued pursuant to Section 4.04(b)(1)) $600 million.

                  "Refinancing Costs" means, with respect to any Debt or Preferred Stock being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing; provided, that if any Debt Issued in connection with such a Refinancing is Issued at a discount, Refinancing Costs shall be an amount equal to the accreted value (as of the Stated Maturity of the Debt being Refinanced) of the portion of such Debt used to pay such premiums, costs and expenses.

                  "Registration Agreement" means the Registration Agreement dated March 5, 1997, between the Company and certain other parties.

                  "Registered Exchange Offer" has the meaning ascribed thereto in the Registration Agreement.

                  "Required Actions" has the meaning ascribed thereto in the Escrow Agreement.

                  "Restricted Payment" means, as to any Person making a Restricted Payment, (i) any dividend or any distribution on or in respect of the Capital Stock of such Person (including any payment in connection with any merger or consolidation involving such Person) or to the holders of the Capital Stock of such Person (except dividends or distributions payable solely in the Non-Convertible Capital Stock of such Person or in options, warrants or other rights to purchase the Non-Convertible Capital Stock of such Person), (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any direct or indirect parent of the Company or (iii) any Investment in (A) any Affiliate of the Company other than a Subsidiary of the Company and other than an Affiliate of the Company which will become a Subsidiary of the Company as a result of any such Investment, or (B) a Non-Recourse Subsidiary or (C) an Unrestricted Subsidiary.

                  "Revlon, Inc." means Revlon, Inc., a Delaware corporation which is the immediate parent corporation of RCPC on the Issue Date, and its successors.

                  "Revlon, Inc. Collateral Number" means 20,000,000; provided, however, that in the event, prior to the Merger, of (i) the distribution of a dividend upon shares of Revlon, Inc. in shares of Revlon, Inc., (ii) the combination of shares of Common Stock of Revlon, Inc. into a smaller number of shares or other units, (iii) the subdivision of outstanding shares of Common Stock of Revlon, Inc., (iv) the conversion or reclassification of shares of Common Stock of

Revlon, Inc. by issuance or exchange of other securities or (v) a consolidation, merger or binding shares exchange, the Revlon, Inc. Collateral Number in effect immediately before such action shall be adjusted to equal the number of shares of Common Stock of Revlon, Inc. that would have constituted Revlon, Inc. Pledged Shares had the Merger occurred immediately prior to such action.

                  "Revlon, Inc. Nonpledged Shares" means the Capital Stock of Revlon, Inc. that does not constitute Revlon, Inc. Collateral.

                  "Revlon, Inc. Primary Issuance" means any primary issuance of Capital Stock of Revlon, Inc.

                  "Revlon Worldwide" means Revlon Worldwide Corporation, a Delaware corporation which is the immediate parent corporation of Revlon, Inc. and the wholly owned direct subsidiary of the Company on the Issue Date, and its successors.

                  "Revlon Worldwide Indenture" means the Indenture dated as of March 15, 1993, between Revlon Worldwide and the trustee thereunder, pursuant to which the Revlon Worldwide Notes were issued, as such agreement may be amended and in effect from time to time.

                  "Revlon Worldwide Notes" means the Series B Senior Secured Discount Notes Due 1998 of Revlon Worldwide.

                  "Revlon Worldwide Notes Defeasance" means the termination of certain obligations under the Revlon Worldwide Indenture pursuant to Section 8.01(b)(ii) thereof.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Non-Recourse Guarantee" means any Guarantee by the Company or an Unrestricted Subsidiary of obligations of any other Person in respect of which Guarantee the holders thereof have no recourse to any assets of the Company or its Subsidiaries, other than Unrestricted Assets.

                  "Securities" means the Initial Notes and the Exchange Notes, treated as a single class of securities.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Semi-Annual Accrual Date" has the meaning set forth in the definition of Accreted Value.

                  "Shelf Registration Statement" has the meaning ascribed thereto in the Registration Agreement.

                  "Significant Subsidiary" means (i) prior to the Merger, Revlon Worldwide, (ii) any Subsidiary (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) of the Company which at the time of determination either (A) had assets which, as of the date of RCPC's most recent quarterly consolidated balance sheet, constituted at least 5% of RCPC's total assets on a consolidated basis as of such date, in each case determined in accordance with Generally Accepted Accounting Principles, or (B) had revenues for the 12-month period ending on the date of RCPC's most recent quarterly consolidated statement of income which constituted at least 5% of RCPC's total revenues on a consolidated basis for such period, or (iii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Company, would at the time of determination either (A) have had assets which, as of the date of RCPC's most recent quarterly consolidated balance sheet, would have constituted at least 10% of RCPC's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of RCPC's most recent quarterly consolidated statement of income which would have constituted at least 10% of RCPC's total revenues on a consolidated basis for such period (each such determination being made in accordance with Generally Accepted Accounting Principles). "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) with respect to which an event described under Section 6.01(6), 6.01(7), 6.01(8) or 6.01(9) has occurred and is continuing.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                  "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Tax Sharing Agreements" means (i) that certain agreement dated June 24, 1992, as amended to the Issue Date, among, Revlon Holdings Inc., RCPC, certain of its Subsidiaries, Revlon, Inc. and Mafco Holdings, (ii) that certain agreement dated March 17, 1993, as amended to the Issue Date, between Revlon Worldwide and Mafco Holdings and (iii) any other tax allocation agreement between the Company or any of its Subsidiaries with the Company, Revlon Worldwide, Revlon, Inc., RCPC or any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsidiary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated federal income tax return (such cessation, a "Deconsolidation Event"), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period).

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation, (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above and (vi) securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the Issue Date.

                  "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment or, in the case of defeasance, prior to the date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining average life to Stated Maturity) of the Securities; provided, however, that if the average life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Assets" means (i) the Revlon, Inc. Nonpledged Shares, (ii) Capital Stock of Unrestricted Subsidiaries and (iii) all dividends, cash and other property and proceeds (including proceeds of sale) from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

                  "Unrestricted Subsidiary" means a Subsidiary of the Company, other than Revlon, Inc. or any of its Subsidiaries, which (i) is acquired or organized by the Company or any other Unrestricted Subsidiary (or any combination of the foregoing), (ii) is capitalized only with Unrestricted Assets and (iii) does not have any Debt (A) which is held by the Company, (B) as to which the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) have provided credit support (other than any Secured Non-Recourse Guarantee) or (C) any default as to which would permit any holder (whether upon notice, after lapse of time or both) of any Debt of the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) to declare a default on such Debt or to cause the payment thereof to be accelerated prior to its Stated Maturity.

                  "U.S. Government Obligations" means direct obliga tions (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Recourse Subsidiary" means a Subsidiary of RCPC (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by RCPC or another Wholly Owned Recourse Subsidiary.

                  SECTION 1.02.  Other Definitions.


                                                                     Defined in
                                  Term                                 Section
                                  ----                               ----------
"Agent Members"..........................................              2.12(a)
"Applicable Collateral"..................................             10.05(g)
"Applicable Portion".....................................             10.05(g)
"Bankruptcy Law".........................................              6.01
"Collateral".............................................             10.01(d)
"Collateral Release Request".............................             10.05(f)
"covenant defeasance option".............................              8.01(b)
"CUSIP"..................................................              2.11
"Custodian"..............................................              6.01
"Default Amount".........................................              6.02
"Determination Date".....................................             10.05(f)
"Event of Default".......................................              6.01
"IAI Global Note"........................................              2.01(b)
"IAIs"...................................................              2.01(b)
"legal defeasance option"................................              8.01(b)
"Offshore Notes Exchange Date"...........................              2.01(c)
"Outstanding"............................................              2.08

                                                                Defined in
                                  Term                           Section
                                  ----                           -------
"Paying Agent"...........................................          2.03
"Permanent Offshore Physical Notes"......................          2.01(c)
"Physical Notes".........................................          2.01(e)
"Pledged Shares".........................................         10.01(d)
"Pledged Securities".....................................         10.13
"QIB Global Note"........................................          2.01(b)
"Registrar"..............................................          2.03
"restricted period"......................................          2.01(c)
"Revlon, Inc. Collateral"................................         10.01(b)
"Revlon, Inc. Pledged Shares"............................         10.01(b)
"Revlon Worldwide Collateral"............................         10.01(a)
"Revlon Worldwide Pledged Shares"........................         10.01(a)
"Substitute Collateral"..................................         10.01(c)
"Temporary Offshore Physical Notes"......................          2.01(c)
"U.S. Global Note".......................................          2.01(b)
"U.S. Physical Notes"....................................          2.01(d)
"Withdrawn Collateral"...................................         10.05(l)
"Withdrawn Shares".......................................         10.05(l)


                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC.

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Securityholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

                  (7) the principal amount of any noninterest bearing or other discount security at any date of Issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the Issuance of Debt if the issuer elects, at the time of original Issuance of such security, to treat such accretion as if, on such date of original Issuance, there were an additional Issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP (except to the extent otherwise provided in Section 4.03(a)(1)), and, unless repaid or redeemed, the amount of such additional Issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

                  (9) whenever in this Indenture or the Securities it is provided that the Accreted Value, the Put Amount, the Due Amount or the Principal Amount at Maturity with respect to a Security shall be paid, such provision shall be deemed to require (whether or not so expressly stated) the simultaneous payment of any accrued and unpaid interest to the date of payment on such Security payable pursuant to paragraph 1 of the Securities.


                                  ARTICLE II

                                The Securities

                  SECTION 2.01. Form and Dating. (a) The Initial Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. The Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture.

                  (b) The Initial Notes offered and sold in reliance on Rule 144A to QIBs or on another exemption under the Securities Act to institutional "Accredited Investors" (as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act) ("IAIs") will be issued on the Issue Date in the form of two permanent global Securities (with separate CUSIP numbers) substantially in the form set forth in Exhibit A (each a "U.S. Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. One U.S. Global Note (which may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate) will represent Initial Notes sold to QIB's (the "QIB Global Note"), and the other will represent Initial Notes sold to IAIs (the "IAI Global Note"). The aggregate principal amount of each U.S. Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Transfers of Initial Notes from QIBs to IAIs, and from IAIs to QIBs, will be represented by appropriate increases and decreases to the respective amounts of the appropriate U.S. Global Notes, as more fully provided in Section 2.13.

                  (c) Initial Notes offered and sold in reliance on Regulation S, if any, shall be issued initially in the form of temporary certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Physical Notes"). The Temporary Offshore Physical Notes will be registered in the name of, and held by, a temporary certificate holder designated by Chase Securities Inc. until the later of the completion of the distribution of the Initial Notes and the termination of the "restricted period" (as defined in Regulation S) with respect to the offer and sale of the Initial Notes (the "Offshore Notes Exchange Date"). The Company shall promptly notify the Trustee in writing of the occurrence of the Offshore Notes Exchange Date and, at any time following the Offshore Notes Exchange Date, upon receipt by the Trustee and the Company of a certificate substantially in the form set forth in Exhibit C, the Company shall execute, and the Trustee shall authenticate and deliver, one or more permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Physical Notes") in exchange for the Temporary Offshore Physical Notes of like tenor and amount.

                  (d) Initial Notes offered and sold other than as described in the preceding two paragraphs, if any, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibits A (the "U.S. Physical Notes").

                  (e) The Temporary Offshore Physical Notes, Permanent Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes".

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery (1) Initial Notes for original issue in an aggregate Principal Amount at Maturity of $770,000,000 and (2) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated, the date on which the Securities are to be authenticated and, if such order is being delivered other than on the Issue Date, whether the Securities are to be Initial Notes or Exchange Notes. The aggregate Principal Amount at Maturity of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Company agrees to pay to any authenticating agent compensation for its services hereunder.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provi sions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Regis trar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company, Revlon Worldwide, Revlon, Inc., RCPC or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. On or prior to each due date of the Principal and interest, if any, on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest, if any, on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date, as of the relevant record date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal Principal Amount at Maturity of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of Principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  Any Holder of a U.S. Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

                  All Securities issued upon any transfer or exchange pursuant to this Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company, in its discretion, may instead of issuing a new Security, pay such Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.08. Outstanding Securities. Securities outstanding ("Outstanding") at any time are all Securities authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is paid or replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest, if any, payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be Outstanding, the Accreted Value of such Securities ceases to increase and interest, if any, on them ceases to accrue.

                  SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall execute and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company, without charge to the Holder.

                  SECTION 2.10. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver such canceled Securities to the Company upon the Company's written request. The Company may not Issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                  SECTION 2.11. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                  SECTION 2.12.  Book-Entry Provisions for U.S. Global Note.

                  (a) Each U.S. Global Note initially shall (i) be registered in the name of the Depositary for such U.S. Global Note or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any U.S. Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the U.S. Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such U.S. Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the

Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of a U.S. Global Note shall be limited to transfers of such U.S. Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a U.S. Global Note may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.13. If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain U.S. Physical Notes in exchange for their beneficial interests in a U.S. Global Note upon written request in accordance with the Depositary's and the Registrar's procedures. In addition, U.S. Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a U.S. Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such U.S. Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Note Registrar an Officers' Certificate stating that such U.S. Global Note shall be so exchangeable or
(iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

                  (c) In connection with any transfer of a portion of the beneficial interest in a U.S. Global Note pursuant to subsection (b) of this Section to beneficial owners who are required to hold U.S. Physical Notes, the Registrar shall reflect on its books and records the date and a decrease in the Principal Amount at Maturity of such U.S. Global Note in an amount equal to the Principal Amount at Maturity of the beneficial interest in the U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of an entire U.S. Global Note to beneficial owners pursuant to subsection (b) of this Section, such U.S. Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such U.S. Global Note, an equal aggregate

Principal Amount at Maturity of U.S. Physical Notes of authorized denominations.

                  (e) Any U.S. Physical Note delivered in exchange for an interest in a U.S. Global Note pursuant to subsection (c) or subsection (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.13, bear the applicable legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Exhibit A.

                  (f) The registered holder of a U.S. Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  SECTION 2.13. Special Transfer Provisions. Unless and until an Initial Note is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any IAI which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Registrar shall register the transfer of any Initial
         Note if (x) the requested transfer is at least two years after the original issue date of the Initial Note or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form set forth in Exhibit D.

                  (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of U.S. Physical Notes or an interest in the QIB Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the IAI Global Note in an amount equal to (x) the principal amount at maturity of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Note so transferred or (y) the amount at maturity of the beneficial interest in the QIB Global Note to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount at maturity of the QIB Global Note).

                  (iii) If the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such U.S. Global Note in an amount equal to the principal amount at maturity of the beneficial interest in such U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (iv) If the Initial Note to be transferred consists of U.S. Physical Notes and the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (v) Notwithstanding any provision herein to the contrary, transfers by an IAI (x) which is not a QIB and (y) is an initial investor in the Initial Notes, cannot be made to an IAI which is not a QIB.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding Non-U.S.
Persons):

                  (i) If the Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes, Permanent Offshore Physical Notes or an interest in the IAI Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto.

                  (ii) If the proposed transferee is an Agent Member, and the Initial Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes, Permanent Offshore Physical Notes or an interest in the IAI Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the QIB Global Note in an amount equal to (x) the principal amount at maturity of the U.S. Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note so transferred or (y) the amount at maturity of the beneficial interest in the IAI Global Note to be so transferred (in which case the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount at maturity of the IAI Global Note).

                  (iii) If the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12 and the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such U.S. Global Note in an amount equal to the principal amount at maturity of the beneficial interest in such U.S. Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (iv) If the Initial Note to be transferred consists of U.S. Physical Notes, Temporary Offshore Physical Notes or Permanent Offshore Physical Notes and the proposed transferee is entitled to receive a U.S. Physical Note as provided in Section 2.12, upon receipt by the Registrar of the document, if any, required by paragraph (i), the Registrar shall register such transfer and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

                  (c) Transfers by Non-U.S. Persons Prior to April 14, 1997. The following provisions shall apply with respect to registration of any proposed transfer of an Initial Note by a Non-U.S. Person prior to April 14, 1997:

                  (i) The Registrar shall register the transfer of any Initial Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit E hereto or (y) if the proposed transferee is a QIB and the proposed transferor has provided the Registrar with a certificate substantially in the form set forth in Exhibit F hereto. Unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Temporary Offshore Physical Notes of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Note to a QIB, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i) and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the QIB Global Note in an amount equal to the principal amount at maturity of the Temporary Offshore Physical Note to be transferred, and the Registrar shall cancel the Temporary Offshore Physical Notes so transferred.

                  (d) Transfers by Non-U.S. Persons on or After April 14, 1997. The following provisions shall apply with respect to any transfer of an Initial Note by a Non-U.S. Person on or after April 14, 1997:

                  (i)(x) If the Initial Note to be transferred is a Permanent Offshore Physical Note, the Registrar shall register such transfer,
         (y) if the Initial Note to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, the Registrar shall register such transfer and (z) in the case of either clause (x) or (y), unless clause (ii) below is applicable, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

                  (ii) If the proposed transferee is an Agent Member in connection with a proposed transfer of an Initial Note to a QIB, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the QIB Global Note in an amount equal to the principal amount at maturity of the Temporary Offshore Physical Note or of the Permanent Offshore Physical Note to be transferred, and the Trustee shall cancel the Physical Note so transferred.

                  (e) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of an Initial Note to a Non-U.S. Person:

                  (i) Prior to April 14, 1997, the Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Temporary Offshore Physical Notes.

                  (ii) On and after April 14, 1997, the Registrar shall register any proposed transfer to any Non-U.S. Person (w) if the Initial Note to be transferred is a Permanent Offshore Physical Note,
         (x) if the Initial Note to be transferred is a Temporary Offshore Physical Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor, (y) if the Initial Note to be transferred is a U.S. Physical Note or an interest in a U.S. Global Note, upon receipt of a certificate substantially in the form set forth in Exhibit E from the proposed transferor and (z) in the case of either clause (w), (x) or (y), the Company shall execute, and the Trustee shall authenticate and deliver, one or more Permanent Offshore Physical Notes of like tenor and amount.

                  (iii) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Note, upon receipt by the Registrar of (x) the document, if any, required by paragraph (i), and
         (y) instructions in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such U.S. Global Note in an amount equal to the principal amount at maturity of the beneficial interest in the U.S. Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more

         Permanent Offshore Physical Notes of like tenor and amount.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the paragraph of
Section 2.01(c) (relating to Permanent Offshore Physical Notes) or paragraph
(a)(i)(x), (d)(i) or (e)(ii) of this Section 2.13 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.12 or this
Section 2.13. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.


                                  ARTICLE III

                                  Redemption

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the Principal Amount at Maturity of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur. If the Company is required to redeem the Securities pursuant to paragraph 6 of the Securities, the Company shall also so notify the Escrow Agent concurrently with its notification to the Trustee.

                  In the case of a redemption pursuant to paragraph 5 of the Securities, the Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. In the case of a redemption pursuant to paragraph 6 of the Securities, the Company shall give such notices to the Trustee and the Escrow Agent provided for in this Section promptly after the event triggering the requirement to redeem the Securities. Any notice delivered pursuant to paragraph 5 of the Securities shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to Section 3.03 shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee in its discretion shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from Outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount at Maturity of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of Principal Amount at Maturity of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. In the case of a redemption pursuant to paragraph 5 of the Securities, at least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed. In the case of a redemption pursuant to paragraph 6 of the Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities on the date it delivers the notice to the Trustee pursuant to Section 3.01.

                  Any notice delivered pursuant to this Section 3.03 shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (5) if fewer than all the Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed as well as the aggregate Principal Amount at Maturity of Securities to be redeemed and if any Security is being redeemed in part, the portion of the Principal Amount at Maturity of such Security to be redeemed and that after the redemption date and upon surrender of such Security a new Security or Securities will be issued having a Principal Amount at Maturity equal to the Principal Amount at Maturity of the Security surrendered less the Principal Amount at Maturity of the portion of the Security redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, the Accreted Value on Securities (or portion thereof) called for redemption ceases to increase, and interest thereon, if any, ceases to accrue, on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

                  (8) the CUSIP number printed on the Securities being redeemed; and

                  (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. On or prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security having a Principal Amount at Maturity equal to the Principal Amount at Maturity of the Security surrendered less the Principal Amount at Maturity of the portion of the Security so redeemed.


                                  ARTICLE IV

                                   Covenants

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the Principal of and interest, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Principal and interest then due. The Company shall pay interest on overdue Principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. SEC Reports. Notwithstanding that the Company may not be required to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, from and after the earlier of (such date, the

"reporting date") (i) the effectiveness of a Registration Statement (as defined in the Registration Agreement) or (ii) the Merger, the Company will file or cause to be filed with the SEC and provide the Trustee and Securityholders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Sections 13 and 15(d) of the Exchange Act. Prior to the reporting date, the Company shall provide the Trustee and Securityholders information that is substantially similar to that required to be provided to such Persons after the reporting date. The Company also will comply with the other provisions of TIA ss.314(a).

                  SECTION 4.03. Limitation on Debt of the Company, Revlon Worldwide and Revlon, Inc.; Limitation on Preferred Stock of Revlon Worldwide, Revlon, Inc. and RCPC. (a) The Company shall not, and shall not permit (i) Revlon, Inc. or (ii) prior to the Merger, Revlon Worldwide, to, Issue any Debt; provided, however, that the foregoing shall not prohibit the Issuance of the following Debt:

                  (1) the Initial Notes, the Exchange Notes and Debt Issued by the Company in exchange for, or the proceeds of which are used to Refinance, any Debt permitted by this clause (1); provided, however, that in the case of any Debt (other than any Exchange Notes) Issued in connection with a Refinancing, (i) the Debt so Issued shall not provide for any payment of principal or interest in cash prior to the Stated Maturity of the Securities, (ii) the principal amount (or, in the case of Debt Issued at a discount, the accreted value) of the Debt so Issued as of the date of the Stated Maturity of the Debt being Refinanced shall not exceed the sum of (A) the principal amount (or if the Debt being Refinanced was Issued at a discount, the accreted value) of the Debt being Refinanced as of the date of the Stated Maturity of the Debt being Refinanced and (B) any Refinancing Costs thereof, and (iii) the Stated Maturity of the Debt so Issued shall be later than the Stated Maturity of the Securities;

                  (2) Debt owed to and held by RCPC or a Wholly Owned Recourse Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock which results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary or any subsequent transfer of such Debt (other than to RCPC or a Wholly Owned Recourse Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by the Company, Revlon Worldwide or Revlon, Inc., as the case may be;

                  (3) Debt of Revlon, Inc. outstanding on the Issue Date consisting of a Guarantee of RCPC's obligations under or in respect of the Credit Agreement and any Debt Issued in the form of a Guarantee of any other Debt of RCPC and its Subsidiaries permitted to be Issued under Section 4.04;

                  (4) the Revlon Worldwide Notes;

                  (5) any Secured Non-Recourse Guarantee;

                  (6) Debt of the Company acquired as a result of the Merger;
         and

                  (7) Debt of the Company that is not secured by a Lien on any assets, property or Capital Stock owned by the Company or any of its Subsidiaries, the proceeds of which Debt are used solely for deposit (or the purchase of U.S. Government Obligations to be deposited) with the Escrow Agent in an aggregate principal amount not to exceed the amount necessary, together with the net proceeds to the Company of the Issuance of the Securities, to enable the Company to make the Initial Deposit (as defined in the Escrow Agreement).

                  (b)  The Company shall not permit (i) Revlon, Inc. or RCPC or
(ii) prior to the Merger, Revlon Worldwide to Issue any Preferred Stock; provided, however, that Revlon, Inc. or RCPC may Issue the following Preferred
Stock:

                  (1) Preferred Stock outstanding on the Issue Date and Preferred Stock Issued to Refinance any Preferred Stock permitted by this clause (1); provided, however, that in the case of a Refinancing, the liquidation value of the Preferred Stock so Issued shall not exceed the liquidation value of the Preferred Stock so Refinanced plus any Refinancing Costs thereof;

                  (2) Preferred Stock (other than Preferred Stock described in clause (1) above) of Revlon, Inc. Issued to and held by the Company and Preferred Stock (other than Preferred Stock described in clause
         (1) above) of RCPC Issued to and held by the Company or Revlon, Inc.; provided, however, that any subsequent transfer of such Preferred Stock (other than to the Company or a wholly owned Subsidiary of the Company), shall be deemed to constitute the Issuance of such Preferred Stock by Revlon, Inc. or RCPC, as the case may be; and

                  (3) Preferred Stock (other than Preferred Stock described in clauses (1) and (2) but including the Preferred Stock referred to in the proviso to clause (2) above) Issued by RCPC; provided, however, that the liquidation value of any Preferred Stock Issued pursuant to this clause (3) shall constitute Debt of RCPC for purposes of Section
         4.04 and dividends on such Preferred Stock shall be included in determining Consolidated Interest Expense for purposes of calculating the Consolidated EBITDA Coverage Ratio under Section 4.04(a).

                  SECTION 4.04. Limitation on Debt of RCPC and its Subsidiaries. (a) The Company shall not permit RCPC or any Subsidiary of RCPC to Issue, directly or indirectly, any Debt; provided, however, that RCPC and its Subsidiaries will be permitted to Issue Debt if, at the time of such Issuance, the Consolidated EBITDA Coverage Ratio for the period of the most recently completed four consecutive fiscal quarters ending at least 45 days prior to the date such Debt is Issued exceeds the ratio of 2.50 to 1.0.

                  (b) Notwithstanding the foregoing, RCPC and its Subsidiaries may Issue the following Debt:

                  (1) Debt Issued pursuant to the Credit Agreement, any Refinancing Agreement or any other credit agreement, indenture or other agreement, in an aggregate principal amount not to exceed $600 million outstanding at any one time;

                  (2) Debt (other than Debt described in clause (1) above) Issued for working capital and general corporate purposes in an aggregate principal amount at the time of such Issue which, when taken together with the aggregate principal amount then outstanding of all other Debt Issued pursuant to this clause (2), shall not exceed the sum of (i) 50% of the book value of the inventory of RCPC and its consolidated Subsidiaries and (ii) 80% of the book value of the accounts receivable of RCPC and its consolidated Subsidiaries, in each case as determined in accordance with GAAP;

                  (3) Debt (other than Debt described in clauses (1) and (2) above) in respect of the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit for the account of RCPC or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed the excess of (i) $150 million over (ii) the undrawn portion of the face amount of or unpaid reimbursement obligations in respect of letters of credit Issued under the Credit Agreement, any Refinancing Agreement or any other credit agreement, indenture or other agreement pursuant to clause (1) above;

                  (4) Debt of RCPC Issued to and held by a Wholly Owned Recourse Subsidiary and Debt of a Subsidiary of RCPC Issued to and held by RCPC or a Wholly Owned Recourse Subsidiary; provided, however, that any subsequent Issuance or transfer of any Capital Stock that results in any such Wholly Owned Recourse Subsidiary ceasing to be a Wholly Owned Recourse Subsidiary or any subsequent transfer of such Debt (other than to RCPC or a Wholly Owned Recourse Subsidiary) shall be deemed, in each case, to constitute the Issuance of such Debt by RCPC or of such Debt by such Subsidiary;

                  (5) the Debt Issued pursuant to each of the RCPC Indentures and Debt Issued to Refinance any Debt permitted by this clause (5); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;

                  (6) Debt (other than Debt described in clause (1), (2), (3),
         (4) or (5) above or (11) below) outstanding on the Issue Date and Debt Issued to Refinance any Debt permitted by this clause (6) or by
         Section 4.04(a); provided, however, that, in the case of a Refinancing, the principal amount of the Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;

                  (7) Debt Issued and arising out of purchase money obligations for property acquired in an amount not to exceed, for the period through June 30, 1997, $15 million, plus for each period of twelve consecutive months ending on June 30 thereafter, $15 million; provided, however, that any such amounts which are available to be utilized during any twelve-month period and are not so utilized may be utilized during any succeeding period;

                  (8) Debt of a Subsidiary of RCPC Issued and outstanding on or prior to the date on which such Subsidiary was acquired by RCPC (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of RCPC or was acquired by RCPC);

                  (9) Debt Issued to Refinance Debt referred to in the foregoing clause (8) or this clause (9); provided, however, that the principal amount of such Debt so Issued shall not exceed the principal amount of the Debt so Refinanced plus any Refinancing Costs thereof;

                  (10) Non-Recourse Debt of a Non-Recourse Subsidiary; provided, however, that if any such Debt thereafter ceases to be Non-Recourse Debt of a Non-Recourse Subsidiary, then such event shall be deemed for the purpose of this Section 4.04 to constitute the Issuance of such Debt by the Issuer thereof;

                  (11) Permitted Affiliate Debt; and

                  (12) Debt (other than Debt described in clauses (1) through (11) above and in Section 4.04(a)) in an aggregate principal amount outstanding at any time not to exceed $150 million.

                  (c) To the extent RCPC or any Subsidiary of RCPC Guarantees any Debt of RCPC or of a Subsidiary of RCPC, such Guarantee and such Debt will be deemed to be the same indebtedness and only the amount of the indebtedness will be deemed to be outstanding.

                  SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit (i) Revlon, Inc., RCPC or any Subsidiary of RCPC (other than a Non-Recourse Subsidiary), directly or indirectly, or (ii) prior to the Merger, Revlon Worldwide, directly or indirectly, to make any Restricted Payment if, at the time such Restricted Payment is made:

                  (1) a Default shall have occurred or be continuing (or would result therefrom); or

                  (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (i) 50% of Consolidated Net Income (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such deficit) of the Company accrued during the period (treated as one accounting period) from January 1, 1997, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment and (ii) the aggregate Net Cash

         Proceeds from sales of Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock) or cash capital contributions made to the Company (other than Issuer Capital Contributions).

                  (b) Section 4.05(a) shall not prohibit the following (none of which shall be included in the calculation of the amount of Restricted Payments, except to the extent expressly provided in clause (v) below):

                  (i) so long as no Default has occurred and is continuing or would result from such transaction, any Restricted Payment to the extent it consists of Unrestricted Assets;

                  (ii) any purchase, repurchase, redemption, defeasance or other acquisition by a Non-Recourse Subsidiary of Non-Recourse Debt of such Non-Recourse Subsidiary;

                  (iii) dividends or distributions made by Revlon Worldwide, Revlon, Inc. or RCPC to the Company, Revlon Worldwide, or Revlon, Inc. and, if Revlon, Inc. (or, after any merger or consolidation of Revlon, Inc. and RCPC with each other, RCPC) is not wholly owned, to its other stockholders on a pro rata basis;

                  (iv) dividends or distributions made by a Subsidiary of RCPC to the Company, Revlon Worldwide, Revlon, Inc., RCPC or a Subsidiary of RCPC and, if a Subsidiary of RCPC is not wholly owned, to its other stockholders to the extent they are not Affiliates of the Company;

                  (v) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with this Section; provided, however, that at the time of payment of such dividend or the making of such Restricted Payment, no other Default shall have occurred and be continuing (or will result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments; and

                  (vi) so long as no Default under the RCPC Indentures has occurred and is continuing or would result from such transaction, amounts paid or property transferred pursuant to the Permitted Transactions.

                  (c) The Company, Revlon Worldwide, Revlon, Inc., RCPC or any Subsidiary of RCPC may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in Section 4.05(b); provided, however, that the making of such Restricted Payment shall be conditioned upon the occurrence of such event.

                  SECTION 4.06. Limitation on Restrictions on Distributions from Subsidiaries. (a) The Company shall not, and shall not permit (i) Revlon, Inc. or (ii) prior to the Merger, Revlon Worldwide, to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of Revlon, Inc. to (x) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company or, prior to the Merger, Revlon Worldwide, (y) make any loans or advances to the Company or, prior to the Merger, Revlon Worldwide or (z) transfer any of its property or assets to the Company or, prior to the Merger, Revlon Worldwide, except:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

                  (2) any encumbrance or restriction with respect to Revlon, Inc. pursuant to an agreement effecting a Guarantee of Bank Debt or a Refinancing of any Debt Issued pursuant to an agreement referred to in clause (1) above or this clause (2) or contained in any amendment to an agreement referred to in clause (1) above or this clause (2); provided, however, that any such encumbrance or restriction with respect to Revlon, Inc. is no less favorable to the Securityholders than the least favorable of the encumbrances and restrictions with respect to Revlon, Inc. contained in the agreements referred to in clause (1) above; and

                  (3) any encumbrance or restriction relating to Unrestricted Assets.

                  (b) The Company shall not, and shall not permit RCPC or any Subsidiary of RCPC to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of RCPC or any Subsidiary of RCPC to (i) pay dividends or make any other distributions on its Capital Stock or pay any Debt owed to the Company or Revlon Worldwide,
(ii) make any loans or
advances to the Company or Revlon Worldwide or (iii) transfer any of its property or assets to the Company or Revlon Worldwide, except as follows:

                  (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue
         Date;

                  (2) any encumbrance or restriction with respect to a Subsidiary of RCPC pursuant to an agreement relating to any Debt Issued by such Subsidiary on or prior to the date on which such Subsidiary was acquired by RCPC (other than Debt Issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of RCPC or was acquired by RCPC) and outstanding on such date;

                  (3) any encumbrance or restriction with respect to RCPC or any Subsidiary of RCPC pursuant to an agreement effecting an Issuance of Bank Debt or a Refinancing of any other Debt Issued pursuant to an agreement referred to in clause (1) or (2) above or this clause (3) (or in the case of RCPC, an Issuance of any other Debt permitted to be Issued under this Indenture) or contained in any amendment to an agreement referred to in clause (1) or (2) above or this clause (3); provided, however, that any such encumbrance or restriction with respect to RCPC or any Subsidiary of RCPC, as the case may be, is no less favorable to the Securityholders than the least favorable of the encumbrances and restrictions with respect to RCPC or such Subsidiary of RCPC, as the case may be, contained in the agreements referred to in clause (1) or (2) above;

                  (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease;

                  (5) in the case of clause (iii) above, restrictions contained in security agreements securing Debt of RCPC or a Subsidiary of RCPC (other than security agreements securing Debt of a Subsidiary of RCPC Issued in connection with any agreement referred to in clause (1), (2) or (3) above) and restrictions contained in agreements relating to a disposition of property of RCPC or a Subsidiary of RCPC, to the extent such restrictions restrict the transfer of the property subject to such agreements;

                  (6) any encumbrance or restriction binding on a Foreign Subsidiary contained in an agreement pursuant to which such Foreign Subsidiary has issued Debt consisting of working capital borrowings; and

                  (7) any encumbrance or restriction relating to a Non-Recourse Subsidiary.

                  SECTION 4.07. Limitation on Liens and Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit (i) Revlon, Inc. or (ii) prior to the Merger, Revlon Worldwide, to, make any Asset Disposition. The Company shall not create, incur or suffer to exist a Lien on the Collateral (other than the Lien of this Indenture), on the Escrowed Property (other than the Lien of the Escrow Agreement) or on any Unrestricted Assets (other than a Lien to secure a Secured Non-Recourse Guarantee).

                  (b) The Company shall not permit RCPC or any Subsidiary of RCPC (other than a Non-Recourse Subsidiary) to make any Asset Disposition unless:

                  (i) RCPC or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors of RCPC, the determination of which shall be conclusive and evidenced by a resolution of the Board of Directors of RCPC (including as to the value of all non-cash consideration), of the Capital Stock and assets subject to such Asset Disposition;

                  (ii) at least 75% of the consideration consists of cash, cash equivalents, readily marketable securities which RCPC intends, in good faith, to liquidate promptly after such Asset Disposition or the assumption of liabilities (including, in the case of the sale of the Capital Stock of a Subsidiary of RCPC, liabilities of such Subsidiary) (provided, however, that in respect of an Asset Disposition, more than 25% of the consideration may consist of consideration other than cash, cash equivalents, such readily marketable securities or such assumed liabilities if (x) such Asset Disposition is approved by a majority of those members of the Board of Directors of RCPC having no personal stake in such Asset Disposition and (y) if such Asset Disposition involves aggregate consideration in excess of $10 million (with the value of any non-cash consideration being determined by a majority of those members of the Board of Directors of RCPC having no personal stake in such Asset Disposition), such Asset Disposition has been determined, in the written opinion of a nationally recognized investment banking firm, to be fair from a financial point of view to RCPC or such Subsidiary, as the case may be); and

                  (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by RCPC (or such Subsidiary, as the case may be) at RCPC's election (1) to the prepayment, repayment or repurchase of Debt of RCPC or Debt of a Wholly Owned Recourse Subsidiary or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, Debt of such Subsidiary (in each case other than Debt owed to (i) an Unrestricted Subsidiary, (ii) a Non-Recourse Subsidiary or (iii) an Affiliate of the Company which is not a Subsidiary of the Company) (whether or not the related loan commitment is permanently reduced in connection therewith), (2) to the investment by RCPC or such Wholly Owned Recourse Subsidiary (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the investment by such Subsidiary) in (x) assets to replace the assets that were the subject of such Asset Disposition,
         (y) assets that (as determined by the Board of Directors of RCPC, the determination of which shall be conclusive and evidenced by a resolution of such Board of Directors) will be used in the businesses of RCPC and its Wholly Owned Recourse Subsidiaries (or, additionally in the case of an Asset Disposition by a Subsidiary that is not a Wholly Owned Recourse Subsidiary, the businesses of such Subsidiary) existing on the Issue Date or in businesses reasonably related thereto or (z) Temporary Cash Investments or (3) to make a Restricted Payment to Revlon, Inc., Revlon Worldwide or the Company.

         Notwithstanding the foregoing provisions of this Section 4.07(b), RCPC and its Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.07(b) except to the extent that the aggregate Net Available Cash from all Asset Dispositions made by RCPC and its Subsidiaries which are not applied in accordance with this Section 4.07(b) exceed $10 million.

                  SECTION 4.08. Limitation on Transactions with Affiliates.
(a) The Company shall not, and shall not permit (i) Revlon, Inc., RCPC or any Subsidiary of RCPC (other than a Non-Recourse Subsidiary) or (ii) prior to the Merger, Revlon Worldwide, to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or with an Affiliate of any such owner.

                  (b)  The provisions of Section 4.08(a) shall not prohibit:

                  (i) any Restricted Payment permitted to be paid pursuant to
         Section 4.05;

                  (ii) any transaction between the Company and any of its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, Revlon Worldwide, Revlon, Inc., RCPC or a Wholly Owned Recourse Subsidiary) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, Revlon Worldwide, Revlon, Inc., RCPC or any Wholly Owned Recourse Subsidiary);

                  (iii) any transaction between Subsidiaries of the Company; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, Revlon Worldwide, Revlon, Inc., RCPC or a Wholly Owned Recourse Subsidiary) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, Revlon Worldwide, Revlon, Inc., RCPC or any Wholly Owned Recourse Subsidiary);

                   (iv) any transaction between Revlon, Inc., RCPC or a Subsidiary of RCPC and its own employee stock ownership plan;

                  (v) any transaction with an officer or director of RCPC or any Subsidiary of RCPC entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, such officer holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company;

                  (vi) any Permitted Transaction;

                  (vii) the Merger; and

                  (viii) with respect to RCPC and its Subsidiaries, any transaction permitted by paragraph (a) of the covenant limiting transactions with Affiliates included in any of the RCPC Indentures.

                  SECTION 4.09. Change of Control. (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Securities at a purchase price in cash equal to their Put Amount as of the date of purchase, in accordance with the terms contemplated in Section 4.09(b).

                  (b) Within 45 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any part of such Holder's Securities at a purchase price in cash equal to their Put Amount as of the date of purchase;

                  (2) the circumstances and relevant facts regarding such Change of Control;

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

                  (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the Principal Amount at Maturity of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

                  (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered to the Trustee for cancelation, and the Company shall pay the purchase price to the Holders entitled thereto. Upon surrender of a Security that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Security having a Principal Amount at Maturity equal to the Principal Amount at Maturity of the Security surrendered less the portion of the Principal Amount at Maturity of the Security purchased.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.10. Limitation on Other Business Activities. (a) The Company shall not (i) prior to the Merger, engage in any trade or business other than (A) the ownership of the Capital Stock of Revlon Worldwide and (B) the ownership of the Capital Stock of one or more Unrestricted Subsidiaries, and (ii) thereafter, engage in any trade or business other than (A) the ownership of the Capital Stock of Revlon, Inc. and (B) the ownership of the Capital Stock of one or more Unrestricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to engage in any business other than the ownership of Capital Stock of one or more Unrestricted Subsidiaries and the ownership of Unrestricted Assets.

                  (b) Unless Revlon, Inc. and RCPC have merged with each other or have otherwise consolidated with each other, the Company shall not permit Revlon, Inc. to (i) engage in any trade or business other than the ownership of the Capital Stock of RCPC or (ii) fail to own 100% of the Capital Stock of RCPC. After any such merger or consolidation, the provisions of this Article IV restricting the activities of Revlon, Inc. (but not RCPC) shall not be applicable to the surviving corporation.

                  SECTION 4.11. The Escrow Release and the Merger. (a) As soon as practicable after the Company's receipt of the Issuer Capital Contributions, the Company shall deliver to the Escrow Agent the Officers' Certificate contemplated by the first paragraph of Section 2(a) of the Escrow Agreement. Upon the release of the Escrowed Property, the Company shall irrevocably deposit such Escrowed Property with the Trustee (as defined in the Revlon Worldwide Indenture) and shall cause Revlon Worldwide to immediately take all actions required to be taken by it for the consummation of the Revlon Worldwide Notes Defeasance to the extent such actions can be taken at such time.

                  (b) The Company shall cause the Merger to occur as promptly as practicable after the 123rd day after the deposit of the Escrowed Property with the Trustee (as defined in the Revlon Worldwide Notes Indenture), but in any event not later than the Business Day immediately following the 130th day after such deposit.

                  SECTION 4.12. Minimum Collateral Percentage. The Company shall not at any time after the Merger permit the number of Revlon, Inc. Pledged Shares to constitute less than the Minimum Collateral Percentage of the number of shares of Common Stock of Revlon, Inc. outstanding at such time (treating all shares of Common Stock of all classes as a single class). The "Minimum Collateral Percentage" at any time shall equal 25% multiplied by a fraction, the numerator of which is the aggregate Principal Amount at Maturity of the Securities (other than any Securities the payment of which has been provided pursuant to clause (i) of Section 10.05(g)) Outstanding at such time, and the denominator of which is $770,000,000.

                  SECTION 4.13. Maintenance of Non-Investment Company Status. The Company will not at any time be or become an "investment company" registered or required to become so registered under the Investment Company Act of 1940 or any successor law, rule or regulation.

                  SECTION 4.14. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4). The Trustee shall have no responsibility or obligation to monitor the Company's compliance with its obligations set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12 or 4.13
or whether a Change of Control has occurred.

                  SECTION 4.15. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                   ARTICLE V

                               Successor Company

         SECTION 5.01. When Company May Merge or Transfer Assets. The
Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substan tially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) except in the case of the Merger, immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsidiaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iii) except in the case of the Merger, immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

                  The resulting, surviving or transferee Person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.


                                  ARTICLE VI

                             Defaults and Remedies

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                  (1) the Company defaults in any payment of interest, if any, on any Security when the same becomes due and payable and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                  (3) (i) the Company fails to comply with Section 5.01, (ii) the Company fails to comply with Section 4.11, 4.12 or 4.13 or (iii) the Trustee shall fail to have a perfected security interest in the Revlon Worldwide Collateral or the Revlon, Inc.
         Collateral;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 (other than a failure to purchase
         Securities) or 4.10 and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of its agreements in the Securities or this Indenture or the Escrow Agreement (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for, or any of the Company's representations and warranties set forth in Section 10.03 proves to have been materially false at the time it was made and is not cured within, 60 days after the notice specified below;

                  (6) Debt of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25,000,000 or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

                  (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of
                  it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of
                  its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any
                  Significant Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or
                  any Significant Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of
                  the Company or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (9) any judgment or decree for the payment of money in excess of $25,000,000 is entered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4), (5), (6) or (9)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in Principal Amount at Maturity of the Securities by notice to the Company and the Trustee may declare the Accreted Value of and accrued interest (if any) on all the Securities as of the date of such declaration (the "Default Amount") to be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Default Amount on all the Securities as of the date of such Event of Default shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in Principal Amount at Maturity of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in Principal Amount at Maturity of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in Principal Amount at Maturity of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in Principal Amount at Maturity of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in Principal Amount at Maturity of the Securities do not give the Trustee a direction inconsistent with the request during such 60- day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or Principal specified in Section 6.01(l) or
(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  First:  to the Trustee for amounts due under Section 7.07;

                  Second: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

                  Third:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal Amount at Maturity of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VII

                                    Trustee

                  SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

                  (b)  Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or are contemplated to be performed by the Trustee in the Escrow Agreement, and no implied covenants or obligations shall be read into this Indenture or the Escrow Agreement against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on and shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an

Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

                  (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document Issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs and, if the Escrowed Property has not yet been released, shall mail to the Escrow Agent notice of the Default within one Business Day after the Trustee has knowledge of such Default. Except in the case of a Default in payment of Principal of or interest, if any, on any Security, the Trustee may withhold the notice to Securityholders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the Issue Date, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 if required by, and in compliance with, TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest, if any, on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  The provisions of this Section shall survive the termination of this Indenture.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in Principal Amount at Maturity of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company, is removed by Holders of a majority in Principal Amount at Maturity of the Securities and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal Amount at Maturity of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.


                                 ARTICLE VIII

                      Discharge of Indenture; Defeasance

                  SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all Outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all Outstanding Securities have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Securities, including interest thereon, if any (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12,
4.13, 5.01(iii) and Article X and the operation of Section 6.01(3)(ii) or
(iii), 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(3)(ii) or (iii), 6.01(4), 6.01(6), 6.01(7) (with respect to Significant
Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) or because of the failure of the Company to comply with clause
(iii) of Section 5.01 or with Article X.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05
and 8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest, if any, when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period; provided, however, that the foregoing condition need not be met if at the time of the deposit, the Company delivers to the Trustee either (x) an Officers' Certificate to the effect set forth in clause (y)(II) below together with an Opinion of Counsel (which may rely on such Officers' Certificate as to the matters stated therein) to the effect that such deposit would not constitute a preference that could be avoided under Section 547 of Title 11, United States Code, notwithstanding that 123 days have not passed since the date of the deposit, or (y) an Officers' Certificate to the effect that the Market Value, determined as of the date of the deposit, of the Revlon, Inc. Collateral (I) is greater than the Accreted Value of the then- Outstanding Securities at the end of such 123-day period and (II) is greater than the fair market value, determined as of the date of deposit, of the money or U.S. Government Obligations being deposited;

                  (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                  (5) the deposit does not constitute a default under any other agreement binding on the Company;

                  (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article VIII have been complied with.

                  Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6),
(7) and (8) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(l), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Securities not more than 40 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of the Securities will occur within 40 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its covenant defeasance option.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest, if any, on the Securities.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal or interest, if any, that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the

Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has made any payment of interest, if any, on or Principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                  ARTICLE IX

                                  Amendments


                  SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article V;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are Issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to add Guarantees with respect to the Securities or to secure (or provide additional security for) the Securities;

                  (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (6) to provide for issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the cash interest provisions and transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated together with any Outstanding Initial Notes, as a single issue of securities;

                  (7) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in Principal Amount at Maturity of the Outstanding Securities. However, without the consent of each Securityholder affected, an amendment may not:

                  (1) reduce the Principal Amount at Maturity of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest, if any, on any Security;

                  (3) reduce the Principal of or extend the Stated Maturity of any Security or reduce the Accreted Value, Put Amount, Due Amount or Default Amount of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article III;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any change in Article X that adversely affects such Securityholder;

                  (7) make any change in Section 6.04, 6.07 or the second sentence of this Section; or

                  (8) make any change to paragraph 6 of the Securities.


                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. Any amendment to this Indenture or the Securities shall become effective in accordance with its terms when executed and delivered by the Company and the Trustee provided that the Company has received the requisite consents prior thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation prior to the time that the Company receives the requisite number of consents to such proposed amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Securityholder. A consent to any


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                                                                            77

amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall Issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                  SECTION 9.07. Payment for Consent. Neither the Company, any Affiliate of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set


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                                                                            78

forth in solicitation documents relating to such consent, waiver or amendment.


                                   ARTICLE X

                       Security And Pledge Of Collateral

                  SECTION 10.01. Grant of Security Interest. (a) To secure the full and punctual payment when due and the full and punctual performance of the Obligations, the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following, other than such of the following which are released from the Lien of this Indenture pursuant to Section 10.05 (the "Revlon Worldwide Collateral"):

                  (i) 471 shares of Revlon Worldwide Common Stock plus 47.1% of any additional shares of Revlon Worldwide Common Stock issued after the Issue Date and prior to the Merger (collectively, the "Revlon Worldwide Pledged
         Shares");

                  (ii) all certificates representing any of the Revlon Worldwide Pledged Shares; and

                  (iii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

                  (b) To secure the full and punctual payment when due and the full and punctual performance of the Obligations, the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following, whether now owned or hereafter acquired, other than such of the following which are released from the Lien of this Indenture pursuant to Section 10.05 (the "Revlon, Inc. Collateral"):

                  (i) A number of shares of Common Stock of Revlon, Inc. equal to the Revlon, Inc. Collateral Number and delivered to the Trustee pursuant to Section 10.04(ii) (collectively, the "Revlon, Inc. Pledged Shares," which term shall exclude any Withdrawn Shares);

                  (ii) all certificates representing any of the Revlon, Inc. Pledged Shares; and



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                                                                            79

                  (iii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

                  (c) To secure the full and punctual payment when due and the full and punctual performance of the Obligations, the Company hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following, other than such of the following which are released from the Lien of this Indenture pursuant to Section 10.05 (the "Substitute Collateral"):

                  (i) all money and securities deposited with the Trustee pursuant to Section 10.05(g); and

                  (ii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for the foregoing.

                  (d) Revlon Worldwide Collateral, Revlon, Inc. Collateral and Substitute Collateral are hereinafter collectively referred to as "Collateral" and Revlon Worldwide Pledged Shares and Revlon, Inc. Pledged Shares are hereinafter collectively referred to as the "Pledged Shares".

                  SECTION 10.02. Delivery of Collateral. Any and all certificates or instruments representing or evidencing Revlon Worldwide Collateral or Revlon, Inc. Collateral shall be delivered to and held by or on behalf of the Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Company, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.



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                                                                            80

                  SECTION 10.03. Representations and Warranties. The Company hereby represents and warrants on the Issue Date as follows:

                  (a) It is the record and beneficial owner of the Revlon Worldwide Pledged Shares described on Schedule I, free and clear of any Lien, except for the Lien created by this Indenture; and effective as of the Merger the Company will be the record and beneficial owner of the Revlon, Inc. Pledged Shares described on Schedule I as revised pursuant to Section 10.04(ii), free and clear of any Lien, except for the Lien created by this Indenture.

                  (b) It has full corporate power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Indenture.

                  (c) The Revlon Worldwide Pledged Shares described on
Schedule I have been, and the Revlon, Inc. Pledged Shares that will be described on Schedule I as revised pursuant to Section 10.04(ii) will be, duly authorized and are validly issued, fully paid and non-assessable.

                  (d) The pledge in accordance with the terms of this Indenture creates a valid and perfected first priority Lien on the Revlon Worldwide Collateral and, at the time of the Merger, will create a valid and perfected first priority Lien on the Revlon, Inc. Collateral, in each case securing the payment and performance of the Obligations.

                  (e) The shares described in Schedule I hereto represent 47.1% of the shares of Revlon Worldwide Common Stock owned by the Company on the Issue Date.

                  (f) The number of shares of Common Stock of Revlon, Inc. that will be described in Schedule I as revised pursuant to Section 10.04(ii) will at the time of the Merger be sufficient to result in the Company's compliance with Section 4.12 at such time.

                  SECTION 10.04. Further Assurances. The Company agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the foregoing, the Company shall, (i) prior to the Merger, at the time of the issuance by Revlon Worldwide of any


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                                                                            81

shares of Revlon Worldwide Common Stock after the Issue Date, deliver 47.1% of such shares to the Trustee as Revlon Worldwide Collateral and provide to the Trustee a revised Schedule I, (ii) upon consummation of the Merger, deliver to the Trustee a number of shares of Common Stock of Revlon, Inc. equal to the Revlon, Inc. Collateral Number and provide to the Trustee a revised Schedule I and (iii) at the time of any release of Revlon, Inc. Pledged Shares pursuant to Section 10.05, provide to the Trustee a revised Schedule I. The shares delivered pursuant to Section 10.04(ii) will consist of Class A shares and Class B shares of Revlon, Inc. Common Stock in such proportions as the Company shall elect. Any such revised Schedule shall reflect any changes made necessary by the applicable acquisition or release, at which time the Company shall be deemed to make its representations and warranties set forth in paragraphs (a)-(d) and (f) of Section 10.03 with respect to such Schedule, as so revised.

                  SECTION 10.05. Dividends; Voting Rights; Substitution of Collateral. (a) The Company shall promptly deliver to the Trustee all dividends and other distributions paid in respect of the Pledged Shares owned by the Company. All such dividends and other distributions shall be held by the Trustee as Collateral and shall, if received by the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement). Any cash dividends or distributions delivered to or otherwise held by the Trustee pursuant to this Section 10.05, and any other cash constituting Collateral delivered to the Trustee, shall be invested, at the written direction of the Company, by the Trustee in Temporary Cash Investments.

                  (b) Upon the occurrence and during the continuance of a Default and upon written notice thereof from the Trustee to the Company, the Trustee shall be entitled to receive and retain as Collateral all dividends paid and distributions made in respect of the Pledged Shares, whether so paid or made before or after any Default. Any such dividends shall, if received by the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Company and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

                  (c) As long as no Default shall have occurred and be continuing and until written notice thereof from the Trustee to the Company, the Company shall be entitled to


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                                                                            82

exercise any and all voting and other consensual rights relating to Pledged Shares or any part thereof for any purpose; provided, however, that no vote shall be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Indenture or the Securities.

                  (d) Upon the occurrence and during the continuance of a Default, all rights of the Company to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 10.05(c) shall cease upon notice from the Trustee to the Company and upon the giving of such notice all such rights shall thereupon be vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights.

                  (e) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to
Section 10.05(d), and to receive all dividends and distributions which it may be entitled to receive under Section 10.05(a) and 10.05(b), the Company shall, if necessary, upon written notice of the Trustee, from time to time execute and deliver to the Trustee such instruments as the Trustee may reasonably request.

                  (f) From and after the effective time of the Merger, as long as no Default shall have occurred and be continuing, prior to the discharge or defeasance of this Indenture, the Company shall be entitled from time to time to request the Trustee to release all or a portion of the Revlon, Inc. Collateral subject to the Lien of this Indenture; provided, however, that (i) such request (a "Collateral Release Request") must be in writing and accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to the release of such Revlon, Inc. Collateral pursuant to this Section 10.05(f) have been complied with, (ii) the date of such Collateral Release Request (the "Determination Date") is not more than five Business Days prior to the date of the release requested thereunder and
(iii) either (A) the conditions set forth in Section 10.05(g) are met or (B) the conditions set forth in Section 10.05(h) are met. Any Revlon, Inc. Pledged Shares included in the Revlon, Inc. Collateral to be released shall consist of Class A or Class B shares of Revlon, Inc. Common Stock in such proportions as the Company shall elect. Any such Collateral Release Request shall specify (x) whether the Company intends to meet the conditions set forth in Section 10.05(g) or 10.05(h) and (y) how many shares of each class of Revlon,

Inc. Common Stock are to be released. Upon satisfaction of the foregoing conditions, the Lien of this Indenture on all Revlon, Inc. Collateral to be released shall terminate and all such Revlon, Inc. Collateral shall be released without any further action on the part of the Trustee or any other Person.

                  (g) No Revlon, Inc. Collateral shall be released from the Lien of this Indenture pursuant to any Collateral Release Request which specifies that the conditions of this Section 10.05(g) are to be met unless:

                           (i) the Company deposits with the Trustee money or
                  U.S. Government Obligations for the payment of the Principal Amount at Maturity and interest, if any, on the Securities or the Applicable Portion thereof;

                           (ii) the Company delivers to the Trustee a
                  certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay the Principal Amount at Maturity and any interest, if any, when due on all the Securities or the Applicable Portion thereof to maturity;

                           (iii) no Default or Event of Default has occurred
                  and is continuing on the date of such deposit after giving effect thereto;

                           (iv) the ratio of (A) the Market Value, determined
                  as of the Determination Date relating to such Collateral Release Request, of the Revlon, Inc. Collateral that will remain, if any, subject to the Lien of this Indenture immediately following such release to (B) the aggregate Accreted Value of the Securities (other than the Applicable Portion thereof and other than any Securities the payment of which has theretofore been provided pursuant to clause (i) of this Section 10.05(g)) Outstanding as of such Determination Date is (x) at least equal to the ratio of the Market Value, determined as of such Determination Date, of the Revlon, Inc. Collateral subject to the Lien of this Indenture immediately prior to such release to the aggregate Accreted Value of the Securities (including the Applicable

                  Portion thereof but excluding Securities the payment of which has theretofore been provided pursuant to clause (i) of this Section 10.05(g)) Outstanding as of such Determination Date, but is (y) in no event less than 1.5 to 1.00;

                           (v) the Market Value, determined as at the
                  Determination Date relating to such Collateral Release Request, of the Revlon, Inc. Collateral that will remain, if any, subject to the Lien of this Indenture immediately following such release is at least equal to the aggregate Principal Amount at Maturity of the Securities (other than the Applicable Portion thereof and other than any Securities the payment of which has theretofore been provided pursuant to clause (i) of this Section 10.05(g)) Outstanding as of such Determination Date;

                           (vi) as of the Determination Date relating to such
                  Collateral Release Request, the Company will be in compliance with Section 4.12 after giving effect to such release and to the deposit pursuant to clause (i) of this
                  Section 10.05(g) with respect to the Applicable Portion of the Securities;

                           (vii) unless the Company provides an Officers'
                  Certificate to the effect that the Market Value, determined as of such Determination Date, of the Revlon, Inc. Collateral to be released pursuant to such Collateral Release Request (the "Applicable Collateral") is greater than the fair market value, determined as of such Determination Date, of the money or U.S. Government Obligations being deposited, 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                           (viii) the Company delivers to the Trustee an
                  Opinion of Counsel to the effect that the Person providing such Substitute Collateral does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                           (ix) the deposit does not constitute a default
                  under any other agreement binding on the Company;
                  and

                           (x) the Company shall have delivered to the Trustee
                  an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit of U.S. Government Obligations and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit had not occurred.

         For purposes of this Section 10.05, the "Applicable Portion" shall mean, with respect to any Collateral Release Request, Securities having an aggregate Principal Amount at Maturity equal to the product of (x) the aggregate Principal Amount at Maturity of Securities Outstanding as of the Determination Date relating to such Collateral Release Request (after deducting therefrom the aggregate Principal Amount at Maturity of Securities the payment of which has theretofore been provided pursuant to clause (i) of this Section 10.05(g)) and
         (y) a fraction, the numerator of which is the Market Value, determined as of such Determination Date, of the Applicable Collateral and the denominator of which is the aggregate Market Value of all Revlon, Inc. Collateral at such time.

                           (h) In connection with or after (x) any redemption of less than all the Securities or (y) any delivery by the Company of less than all the Securities for cancelation, as long as no Default shall have occurred and be continuing, the Company shall be entitled to deliver a Collateral Release Request to the Trustee to release a portion of the Revlon, Inc. Collateral subject to this Indenture; provided, however, that:

                           (i) the ratio of (A) the Market Value, determined
                  as of the Determination Date relating to such Collateral Release Request, of the Revlon, Inc. Collateral that will remain subject to the Lien of this Indenture immediately following such release to (B) the aggregate Accreted Value of the Securities (other than Securities the payment of which has theretofore been provided pursuant to clause (i) of Section 10.05(g)) Outstanding as of such Determination Date after giving effect to such redemption or delivery for cancelation shall be (I) at least equal to the ratio of the Market Value, determined as of such Determination Date, of the Revlon, Inc. Collateral subject to the Lien of this Indenture immediately prior to such release to the aggregate Accreted Value of the Securities (other than Securities the payment of which has theretofore been provided pursuant to clause (i) of Section 10.05(g)) Outstanding as of such Determination Date prior to giving effect to such redemption or delivery, but shall (II) in no event be less than 1.5 to 1.00;

                           (ii) the Market Value, determined as at the
                  Determination Date relating to such Collateral Release Request, of the Revlon, Inc. Collateral that will remain, if any, subject to the Lien of this Indenture immediately following such release is at least equal to the aggregate Principal Amount at Maturity of the Securities (other than any Securities the payment of which has theretofore been provided pursuant to clause (i) of Section 10.05(g)) Outstanding as of such Determination Date after giving effect to such redemption or delivery; and

                           (iii) as of the Determination Date relating to such
                  Collateral Release Request, the Company will be in compliance with Section 4.12 after giving effect to such release and to such redemption or delivery;

                           (i) After the effective time of the Merger, in connection with a redemption of Securities pursuant to Section 5 of the Securities, in connection with any purchase of Securities pursuant to Section 4.09 or in connection with the payment at maturity of the Principal Amount at Maturity of the Securities, the Company shall be entitled to request the Trustee to release Substitute Collateral having a fair market value on such redemption date, purchase date or maturity date equal to an amount necessary in whole or in part to pay the redemption price or purchase price of the Securities to be redeemed or purchased or to pay at maturity the Principal Amount at Maturity of the Securities. Notwithstanding the foregoing, the Trustee shall be entitled to receive, as a condition to any release of Substitute Collateral under this Section 10.05(i), an Officers' Certificate to the effect that such release will not result in a Default hereunder. Upon the release of Substitute Collateral pursuant to this Section 10.05(i), the Principal Amount at Maturity and Accreted Value of Securities the payment of which has theretofore been provided pursuant to clause (i) of Section 10.05(g) after giving effect to such redemption or repurchase shall be deemed to be reduced by the Principal Amount at Maturity or Accreted Value, respectively, of the Securities so redeemed or repurchased with such Substitute Collateral.

                           (j) So long as no Default has occurred and is continuing and so long as the Class A Shares of Common Stock of Revlon, Inc. and the Class B Shares of Common Stock of Revlon, Inc. are substantially identical except with respect to voting rights, the Company may request the Trustee to release from the Lien of this Indenture a number of shares of one class of Common Stock of Revlon, Inc. upon the deposit with the Trustee of an equal number of shares of the other class of Common Stock of Revlon, Inc. in substitution therefor. Such substituted shares shall thereafter constitute "Revlon, Inc. Pledged Shares" for all purposes. Upon satisfaction of the foregoing conditions, the Lien of this Indenture on all Revlon, Inc. Pledged Shares to be released shall terminate and all such Collateral shall be released without any further action on the part of the Trustee or any other Person.

                           (k) Notwithstanding anything to the contrary in
         Section 10.05(f), (g), (h), (i) or (j), upon satisfaction by the Company of the conditions set forth in Article VIII to its legal defeasance option, its covenant defeasance option or to the discharge of this Indenture, the Lien of this Indenture on all the Collateral shall terminate and all the Collateral shall be released without any further action on the part of the Trustee or any other Person.

                           (l) Any Pledged Shares which are released from the Lien of this Indenture shall be referred to herein as "Withdrawn Shares" and, together with any cash or instruments or other Collateral which are released from the Lien of this Indenture (including pursuant to the Escrow Agreement), as "Withdrawn Collateral". Upon the release of any Collateral, the Trustee shall execute and deliver to the Company an instrument or instruments acknowledging the release of such Collateral from this Indenture and the discharge of the Lien on such Collateral created by this Article X, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) the Withdrawn Collateral.

                           (m) At the Company's reasonable request, the Trustee will execute and deliver such documents and take such other actions as may be reasonably requested to facilitate the release of the Escrowed Property in accordance with the terms of the Escrow Agreement.

                           SECTION 10.06. Trustee Appointed Attorney- in-Fact. The Company hereby appoints the Trustee as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Trustee's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article X, including to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

                           SECTION 10.07. Trustee May Perform. If the Company fails to perform any agreement contained in this Article X, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 7.07.

                           SECTION 10.08. Trustee's Duties. The powers conferred on the Trustee under this Article X are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                           SECTION 10.09 Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Securityholder may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. The Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Company hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.

                           The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Company would agree to do so.

                           SECTION 10.10. Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Securities pursuant to Section 6.02 (so long as such acceleration has not been rescinded), any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 6.10.

                           SECTION 10.11. Continuing Lien. Except as provided in Section 10.05, this Indenture shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Securities, (ii) be binding upon the Company and its successors and assigns and (iii) enure to the benefit of the Trustee and its successors, transferees and assigns.

                           SECTION 10.12. Certificates and Opinions. The Company shall comply with (a) TIA ss. 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIA ss. 314(d), relating to the release of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA ss. 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA ss. 314(d).

                           SECTION 10.13. Additional Agreements. The Company agrees that, upon the occurrence and during the continuance of a Default hereunder, it will, at any time and from time to time, upon the written request of the Trustee, use its best efforts to take or to cause the issuer of the Revlon, Inc. Pledged Shares and any other securities distributed in respect of the Revlon, Inc. Pledged Shares (collectively with the Revlon, Inc. Pledged Shares, the "Pledged Securities") to take such action and prepare, distribute or file such documents, as are required or advisable in the reasonable opinion of counsel for the Trustee to permit the public sale of such Pledged Securities. The Company further agrees to indemnify, defend and hold harmless the Trustee, each Holder, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Trustee), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Company or the issuer of such Pledged Securities by the Trustee or any Holder expressly for use therein. The Company further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Trustee and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Company will bear all costs and expenses of carrying out its obligations under this Section 10.13. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 10.13 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section 10.13 may be specially enforced.


                                  ARTICLE XI

                                 Miscellaneous

                           SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                           SECTION 11.02.  Notices.  Any notice or
         communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:

                           If to the Company:
                           Revlon Worldwide (Parent) Corporation
                           35 East 62nd Street
                           New York, NY 10021
                           Attention: General Counsel
                           Telephone:                (212) 572-5170
                           Facsimile:                (212) 572-5056

                           If to the Trustee or the Escrow Agent:
                           The Bank of New York
                           101 Barclay Street
                           Floor 21 West
                           New York, New York 10286
                           Attn:  Corporate Trust Trustee
                                  Administration
                           Telephone:                (212) 815-5084
                           Facsimile:                (212) 815-5915

                           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                           Any notice or communication mailed to a
         Securityholder shall be sent by first-class mail to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                           Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed to a Securityholder in the manner provided above, it is duly given, whether or not the addressee receives it.

                           SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                           SECTION 11.04. Certificate and Opinion as to
         Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                           (1) an Officers' Certificate in form and substance
                  reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel in form and substance
                  reasonably satisfactory to the Trustee
                  stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

         provided, however, that, in the case of such application or request as to which the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                           SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                           (1) a statement that the Person making such
                  certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such
                  Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the
                  opinion of such Person, such covenant or condition has been complied with.

                           SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required Principal Amount of Maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities Outstanding at the time shall be considered in any such determination.

                           SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                           SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                           SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                           SECTION 11.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the Issue of the Securities.

                           SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                           SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                           SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                           IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                         REVLON WORLDWIDE
                                         (PARENT) CORPORATION,

                                           by /s/ Glenn P. Dickes
                                             ---------------------------
                                            Name:
                                            Title:


                                         THE BANK OF NEW YORK, as
                                         Trustee,

                                           by /s/ Mary Jane Morrissey
                                             ---------------------------
                                            Name:  Mary Jane Morrissey
                                            Title: Vice President

                                                                     EXHIBIT A





                            [FORM OF FACE OF INITIAL NOTE]


                           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

                           THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (1) IF IT IS AN INITIAL INVESTOR IN THE NOTES, (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (2) IF IT IS A SUBSEQUENT INVESTOR IN THE NOTES,
         (A) AS SET FORTH IN (1) ABOVE AND (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (A)(2), (A)(3) OR (A)(7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT (AND IF ACQUIRING THE SECURITIES FROM SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR", IS ACQUIRING SECURITIES HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $250,000), PROVIDED THAT THE COMPANY AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSES (1)(D), (1)(E) OR (2)(B) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND

         OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (ii) AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                           FOR PURPOSES OF SECTION 1273 OF THE INTERNAL
         REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $655.90 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $344.10 IN EACH CASE PER $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS MARCH 5, 1997. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 10-3/4%. IN ADDITION, THERE MAY BE CONTINGENT INTEREST PAYABLE ON THIS SECURITY.

                           [UNLESS THIS CERTIFICATE IS PRESENTED BY AN
         AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.12 AND
         2.13 OF THE INDENTURE.](1)



--------
(1) Bracketed language is the Global Note Legend to be included only on the Global Notes.

                                                               CUSIP
         No.                                                         $
                     REVLON WORLDWIDE (PARENT) CORPORATION

                     Senior Secured Discount Note Due 2001


               Principal Amount at Maturity $______________________


                           Revlon Worldwide (Parent) Corporation, a
         Delaware corporation, promises to pay to
                             , or registered assigns, the
         principal sum of           Dollars on March 15, 2001.

                           Additional provisions of this Security are set forth on the other side of this Security.


         Dated:

                                         REVLON WORLDWIDE (PARENT)

                                         CORPORATION,

                                           by
                                            --------------------------------
                                            President

                                            --------------------------------
                                            Secretary

         TRUSTEE'S CERTIFICATE OF
                  AUTHENTICATION

         The Bank of New York,
         as Trustee, certifies                       [Seal]
         that this is one of
         the Securities referred
         to in the Indenture.

           Dated:

           by
            --------------------
            Authorized Signatory

                    [FORM OF REVERSE SIDE OF INITIAL NOTE]

                     REVLON WORLDWIDE (PARENT) CORPORATION

                     Senior Secured Discount Note Due 2001


         1.  Interest

                           In the event that (1) by the 45th day following the Deposit Date (or if such day is not a Business Day, the first Business Day thereafter), a registration statement has not been filed with the Securities and Exchange Commission with respect to the proposed Registered Exchange Offer or the resale of the Initial Notes, then Revlon Worldwide (Parent) Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on this Security from and including the 45th day following the Deposit Date until but excluding the earlier of (i) the date such registration statement is filed and
         (ii) the 180th day following the Deposit Date (or if such day is not a Business Day, the first Business Day thereafter) or (2) by the 180th day following the Deposit Date (or if such day is not a Business Day, the first Business Day thereafter), neither (i) a Registered Exchange Offer is consummated nor (ii) a Shelf Registration Statement with respect to the resale of the Initial Notes is declared effective, the Company promises to pay interest on this Security from and including the 180th day following the Deposit Date (or if such day is not a Business Day, the first Business Day thereafter) until but excluding the earlier of (i) the consummation of the Registered Exchange Offer and (ii) the effective date of such Shelf Registration Statement, in each case payable in cash semiannually in arrears on March 15 and September 15, commencing September 15, 1997, at a rate per annum equal to .50% of the Accreted Value of this Security as of the Semi-Annual Accrual Date immediately preceding the date on which such interest is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided above, there will be no periodic payments of interest. The Company shall pay interest on overdue Principal at the rate of 11-3/4% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         2.  Method of Payment

                           The Company will pay interest, if any, referred to in paragraph 1 above (except defaulted interest) on the Securities to the persons who are registered holders of Securities (including Exchange Notes issued in respect of Initial Notes pursuant to the Registered Exchange Offer) at the close of business on the March 1 or September 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest, if any, by check payable in such money.


         3.  Paying Agent and Registrar

                           Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company, Revlon Worldwide, Revlon, Inc., RCPC or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.


         4.  Indenture

                           The Company issued the Securities under an Indenture dated as of March 1, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                           The Securities are secured obligations of the Company limited to $770,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by Revlon Worldwide, Revlon, Inc., RCPC and its Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Company's
         Capital Stock, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from such Subsidiaries.


         5.  Optional Redemption

                           The Securities may be redeemed at the option of the Company in connection with the occurrence of a Change of Control as a whole at a redemption price equal to the sum of (i) the Accreted Value thereof at the date of redemption, plus (ii) the Applicable Premium at the date of redemption.

                           On and after March 15, 2000, the Securities may be redeemed, at the option of the Company, in whole or from time to time in part at 102.6875% of the Accreted Value thereof as of the redemption date.


         6.  Mandatory Redemption

                           In the event that (i) the Required Actions have not occurred on or prior to June 5, 1997 or (ii) the Revlon Worldwide Notes have been accelerated pursuant to Section 6.02 of the Revlon Worldwide Indenture prior to the release of the Escrowed Property, the Company shall redeem all the Securities at a redemption price in cash equal to 100% of the Accreted Value thereof as of the redemption date on (a) June 25, 1997, in the event that the Required Actions have not occurred on or prior to June 5, 1997, or (b) the 20th day (or if such day is not a Business Day, the next following Business
         Day) following the occurrence of such acceleration, in the event of an acceleration.

         7.  Notice of Redemption

                           Notice of redemption pursuant to paragraph 5 above will be mailed at least 30 days but not more than 60 days before the redemption date and notice of redemption pursuant to paragraph 6 will be mailed promptly after June 5, 1997 or following the acceleration of the Revlon Worldwide Notes, as applicable, to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date Accreted Value ceases to increase, and interest, if any, ceases to accrue, on such Securities (or such portions thereof) called for redemption.


         8.  Put Provisions

                           Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased as provided in, and subject to the terms of, the Indenture.


         9.  Security

                           To secure the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has granted a security interest in the Collateral to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture. The Collateral is subject to release from the Lien of the Indenture to the extent provided therein.

         10.  Denominations; Transfer; Exchange

                           The Securities are in registered form without coupons in denominations of Principal Amount at Maturity of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.


         11.  Persons Deemed Owners

                           The registered Holder of this Security may be treated as the owner of it for all purposes.


         12.  Unclaimed Money

                           If money for the payment of Principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


         13.  Defeasance

                           Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.


         14.  Amendment, Waiver

                           Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in Principal Amount at Maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount at Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with
         Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure (or provide additional security for) the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide for the issuance of the Exchange Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.


         15.  Defaults and Remedies

                           Under the Indenture, Events of Default include (i) default for 30 days in payment of interest, if any, on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Escrow Agreement or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the total principal amount on the portion of such Debt that is accelerated (or so unpaid) exceeds $25,000,000 and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $25,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities may declare the Default Amount of all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Default Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.

                           Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal Amount at Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.


         16.  Trustee Dealings with the Company

                           Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


         17.  No Recourse Against Others

                           A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


         18.  Authentication

                           This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

         19.  Abbreviations

                           Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


         20.  CUSIP Numbers

                           Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                           The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Revlon Worldwide (Parent) Corporation, 35 East 62nd Street, New York, NY 10021, Attention: General Counsel.

------------------------------------------------------------------------------
                                ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to


             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)


                  and irrevocably appoint                  agent
                  to transfer this Security on the books of the Company. The agent may substitute another to act for him.


         Date:_______________              Your Signature:____________________


------------------------------------------------------------------------------
                    [THE FOLLOWING PROVISION TO BE INCLUDED
                     ON ALL CERTIFICATES EXCEPT PERMANENT
                           OFFSHORE PHYSICAL NOTES]


                           In connection with any transfer of this Note occurring prior to the date that is the earlier of (i) the date of an effective registration statement with respect to the Registered Exchange Offer or the resale of the Initial Notes and (ii) March 5, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

         [   ]         (a) this Note is being transferred in compliance
                           with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                                    or

         [   ]         (b) this Note is being transferred other than in
                           accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

         If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

         Date:  ____________                         __________________________
                                                     NOTICE: The signature must
                                                             correspond with
                                                             the name as
                                                             written upon the
                                                             face of the
                                                             within-mentioned
                                                             instrument in
                                                             every particular,
                                                             without
                                                             alteration or any
                                                             change whatsoever.

         Signature Guarantee: ______________________________________

         TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                           The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


         Dated: _____________________              NOTICE:  To be executed
                                                   by an executive officer.

                      OPTION OF HOLDER TO ELECT PURCHASE

                         If you want to elect to have this Security purchased by the Company pursuant to Section 4.09 of the Indenture, check the box:

                                      [ ]

                         If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.09 of the Indenture, state the Principal Amount at Maturity: $



         Date:___________________       Your Signature:_______________________
                                         (Sign exactly as your name
                                         appears on the other side of
                                         the Security)


             Signature Guarantee:_________________________________

                                                                     EXHIBIT B





                        [FORM OF FACE OF EXCHANGE NOTE]

                         FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $655.90 AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $344.10 IN EACH CASE PER $1000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS MARCH 5, 1997. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 10-3/4%. IN ADDITION, THERE MAY BE CONTINGENT INTEREST PAYABLE ON THIS SECURITY.


                         [UNLESS THIS CERTIFICATE IS PRESENTED BY AN
         AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.12 AND
         2.13 OF THE INDENTURE.](1)



--------
(1) Bracketed language is the Global Note Legend to be included only in the Global Notes.

                                                               CUSIP
         No.                                                       $

                     REVLON WORLDWIDE (PARENT) CORPORATION

                              Series B Senior Secured Discount Note Due 2001


                        Principal Amount at Maturity $_________________

                         Revlon Worldwide (Parent) Corporation, a Delaware
         corporation, promises to pay to        , or registered assigns, the
         principal sum of        Dollars on March 15, 2001.

                         Additional provisions of this Security are set forth on the other side of this Security.

         Dated:

                                                   REVLON WORLDWIDE (PARENT)
                                                   CORPORATION,

                                                   by
                                                     --------------------
                                                          President

                                                     --------------------
                                                          Secretary


         TRUSTEE'S CERTIFICATE OF
                  AUTHENTICATION

         The Bank of New York
         as Trustee, certifies
         that this is one of                            [Seal]
         the Securities referred
         to in the Indenture.

           Dated:

           by
            -------------------------
            Authorized Signatory

                    [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                     REVLON WORLDWIDE (PARENT) CORPORATION

                 Series B Senior Secured Discount Note Due 2001


         1.  Interest

                           There will be no periodic payments of interest. The Company shall pay interest on overdue Principal at the rate of 11-3/4% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


         2.  Method of Payment

                           Holders must surrender Securities to a Paying Agent to collect Principal payments. The Company will pay Principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest, if any, by check payable in such money.


         3.  Paying Agent and Registrar

                           Initially, The Bank of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company, Revlon Worldwide, Revlon, Inc., RCPC or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.


         4.  Indenture

                           The Company issued the Securities under an Indenture dated as of March 1, 1997 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and

         Securityholders are referred to the Indenture and the Act for a statement of those terms.

                           The Securities are secured obligations of the Company limited to $770,000,000 aggregate Principal Amount at Maturity (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Notes referred to in the Indenture. The Securities include the Initial Notes and any Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture. The Initial Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the issuance of debt and preferred stock by Revlon Worldwide, Revlon, Inc., RCPC and its Subsidiaries, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from such Subsidiaries.


         5.  Optional Redemption

                           The Securities may be redeemed at the option of the Company in connection with the occurrence of a Change of Control as a whole at a redemption price equal to the sum of (i) the Accreted Value thereof at the date of redemption, plus (ii) the Applicable Premium at the date of redemption.

                           On and after March 15, 2000, the Securities may be redeemed, at the option of the Company, in whole or from time to time in part at 102.6875% of the Accreted Value thereof as of the redemption date.

         6.  Mandatory Redemption

                           In the event that (i) the Required Actions have not occurred on or prior to June 5, 1997 or (ii) the Revlon Worldwide Notes have been accelerated pursuant to Section 6.02 of the Revlon Worldwide Indenture prior to the release of the Escrowed Property, the Company shall redeem all the Securities at a redemption price in cash equal to 100% of the Accreted Value thereof as of the redemption date on (a) June 25, 1997, in the event that the Required Actions have not occurred on or prior to June 5, 1997, or (b) the 20th day (or if such day is not a Business Day, the next following Business
         Day) following the occurrence of such acceleration, in the event of an acceleration.


         7.  Notice of Redemption

                           Notice of redemption pursuant to paragraph 5 above will be mailed at least 30 days but not more than 60 days before the redemption date and notice of redemption pursuant to paragraph 6 will be mailed promptly after June 5, 1997 or following the acceleration of the Revlon Worldwide Notes, as applicable, to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 Principal Amount at Maturity may be redeemed in part but only in whole multiples of $1,000 Principal Amount at Maturity. If money sufficient to pay the redemption price of all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date Accreted Value ceases to increase, and interest, if any, ceases to accrue, on such Securities (or such portions thereof) called for redemption.


         8.  Put Provisions

                           Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to the Put Amount of the Securities to be repurchased as provided in, and subject to the terms of, the Indenture.

         9.  Security

                           To secure the due and punctual payment of the Principal and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Company has granted a security interest in the Collateral to the Trustee for the benefit of the Holders of Securities pursuant to the Indenture. The Collateral is subject to release from the Lien of the Indenture to the extent provided therein.


         10.  Denominations; Transfer; Exchange

                           The Securities are in registered form without coupons in denominations of Principal Amount at Maturity of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.


         11.  Persons Deemed Owners

                           The registered Holder of this Security may be treated as the owner of it for all purposes.


         12.  Unclaimed Money

                           If money for the payment of Principal or interest, if any, remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         13.  Defeasance

                           Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest, if any, on the Securities to redemption or maturity, as the case may be.


         14.  Amendment, Waiver

                           Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in Principal Amount at Maturity outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount at Maturity outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure (or provide additional security for) the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to provide for the issuance of the Exchange Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder. A consent to any amendment or waiver of any provision in the Indenture or in the Securities by any Holder given in connection with a tender of such Holder's Securities shall not be rendered invalid by such tender.


         15.  Defaults and Remedies

                           Under the Indenture, Events of Default include (i) default for 30 days in payment of interest, if any, on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or paragraph 6 of the Securities, upon declaration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Escrow Agreement or the Securities, in certain cases subject to notice and lapse of time;
         (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the total principal amount on the portion of such Debt that is accelerated (or so unpaid) exceeds $25,000,000 and continues for 10 days after the required notice to the Company;
         (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $25,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount at Maturity of the Securities may declare the Default Amount of all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Default Amount of the Securities being due and payable immediately upon the occurrence of such Events of Default.

                           Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal Amount at Maturity of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.


         16.  Trustee Dealings with the Company

                           Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

         17.  No Recourse Against Others

                           A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


         18.  Authentication

                           This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


         19.  Abbreviations

                           Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


         20.  CUSIP Numbers

                           Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                           The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: Revlon Worldwide (Parent) Corporation, 35 East 62nd Street, New York, NY 10021, Attention: General Counsel.

------------------------------------------------------------------------------
                                ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

                   I or we assign and transfer this Security to


             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)


                  and irrevocably appoint                    agent
                  to transfer this Security on the books of the Company. The agent may substitute another to act for him.


         Date:___________________   Your Signature:___________________________


------------------------------------------------------------------------------

                                    OPTION OF HOLDER TO ELECT PURCHASE

                           If you want to elect to have this Security purchased by the Company pursuant to Section 4.09 of the Indenture, check the box:

                                      [ ]

                           If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.09 of the Indenture, state the Principal Amount at Maturity: $



         Date:_______________                   Your Signature:________________
                                                               (Sign exactly as
                                                               your name appears
                                                               on the other side
                                                               of the Security)


         Signature Guarantee:__________________________________________
                                   (Signature must be guaranteed)

                                                                     EXHIBIT C






             [FORM OF CERTIFICATE TO BE DELIVERED UPON TERMINATION OF RESTRICTED PERIOD]


                                                     On or after April 14, 1997

         The Bank of New York
         101 Barclay Street
         Floor 21 West
         New York, New York 10286


                     Re: REVLON WORLDWIDE (PARENT) CORPORATION (the "Company") Senior Secured Discount Notes due 2001 (the "Initial Notes") and Series B Senior Secured Discount Notes due 2001 (the "Exchange Notes" and, together with the Initial Notes, the "Notes")
                              ---------------------------------------
         Ladies and Gentlemen:

                           This letter relates to Notes represented by a temporary global note certificate (the "Temporary Certificate"). Pursuant to Section 2.01 of the Indenture dated as of March 1, 1997 relating to the Notes (the "Indenture"), we hereby certify that (1) we are the beneficial owner of $[ ] principal amount of Initial Notes represented by the Temporary Certificate and (2) we are a person outside the United States to whom the Initial Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended. Accordingly, you are hereby requested to issue a Certificated Note representing the undersigned's interest in the principal amount of Initial Notes represented by the Temporary Certificate, all in the manner provided by the Indenture.

                           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                     Very truly yours,

                                     [Name of Holder]


                                     By:____________________________
                                            Authorized Signature

                                                                     EXHIBIT D





                     [FORM OF CERTIFICATE TO BE DELIVERED
                        IN CONNECTION WITH TRANSFERS TO
                  NON-QIB INSTITUTIONAL ACCREDITED INVESTORS]

                                                  [date]


         Revlon Worldwide (Parent) Corporation
         c/o The Bank of New York
         101 Barclay Street
         Floor 21 West
         New York, New York 10286
         Attention:  Corporate Trust Department

         Dear Sirs:

                           This certificate is delivered to request a transfer
         of $         aggregate principal amount at maturity of Senior Secured
         Discount Notes due 2001 (the "Notes") of Revlon Worldwide (Parent) Corporation (the "Company").

                           The undersigned represents and warrants to you that:

                           (1) We are an institutional "accredited investor"
                  (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                           (2) We understand and acknowledge that the Notes
                  have not been registered under the Securities Act, or any other applicable securities law and unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) if it is an initial investor in the Notes,
                  (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule l44A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, or (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), and (b) if it is a subsequent investor in the Notes, (i) as set forth in (a) above and (ii) to an institutional "accredited investor" within the meaning of subparagraphs (a)(1),
                  (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is purchasing the Notes for its own account or for the account of such an institutional "accredited investor", in each case, in a transaction involving a minimum purchase price of $250,000 for such Notes, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (b)(ii) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and the trustee under the Indenture pursuant to which the Notes are issued a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or
                  (a)(7) of Rule 501 under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer of the Notes pursuant to clauses (a)(iv), (a)(v) or (b)(ii) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

                           (3) We are acquiring the Notes purchased by us for
                  our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                           (4) You are entitled to rely upon this letter and
                  you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                               Very truly yours,



                                               By:       (Name of Purchaser)
                                               Date:




         Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:


                                                                TAXPAYER
                                                                   ID
         NAME                    ADDRESS                         NUMBER:
         ----                    -------                         ------

                                                                     EXHIBIT E





                     [FORM OF CERTIFICATE TO BE DELIVERED
                         IN CONNECTION WITH TRANSFERS
                           PURSUANT TO REGULATION S]


                                                [date]


         The Bank of New York
         101 Barclay Street
         Floor 21 West
         New York, New York 10286


                           Re: Revlon Worldwide (Parent) Corporation (the "Company") Senior Secured Discount Notes due 2001 (the "Notes")
                                    ---------------------------------------

         Ladies and Gentlemen:

                           In connection with our proposed sale of $________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                           (1) the offer of the Notes was not made to a person in the United States;

                           (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

                           (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

                           (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                           In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

                           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                                     Very truly yours,

                                                     [Name of Transferor]


                                                     By:_______________________
                                                          Authorized Signature

                                                                     EXHIBIT F








                     [FORM OF CERTIFICATE TO BE DELIVERED
              IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]


         Bank of New York
         101 Barclay Street, 21-W
         New York, NY 10286

         [date]

                           Re:      Revlon Worldwide (Parent) Corporation
                                   (the "Company") Senior Secured Discount
                                    Notes due 2001 (the "Notes")
                                    --------------------------------------

         Ladies and Gentlemen:

                           In connection with our proposed sale of $_______ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

                           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                                     Very truly yours,


                                                     --------------------------
                                                         [Name of Transferor]

                                                        By:
                                                     --------------------------
                                                        Authorized Signature

                                                                    SCHEDULE I






                                Pledged Shares
                                --------------


                                     Class of                   No. of
       Issuer                        Security                   Shares
       ------                        --------                   ------

   Revlon Worldwide                Common Stock                  471

                                                                   SCHEDULE II


                            Permitted Transactions


         1. Asset Transfer Agreement by and Among Revlon, Inc., Charles of the Ritz Group Ltd., New Revlon, Inc. and Revlon Consumer Products Corporation dated June 24, 1992 (and the ancillary agreements thereto).

         2. Real Property Asset Transfer Agreement by and among Revlon, Inc., (now known as Revlon Holdings Inc., New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation.

         3. Benefit Plans Assumption Agreement dated as of July 1, 1992 by and among Revlon Holdings Inc. (formerly known as Revlon, Inc.) , Revlon, Inc., (formerly known as New Revlon, Inc) and Revlon Consumer Products Corporation.

         4. Second Amended and Restated Operating Services Agreement by and among Revlon Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation dated June 24, 1996 (Amended and Restated as of January 1, 1996).

         5. Reimbursement and Expense Allocation Agreement dated May 3, 1996 by and among MacAndrews & Forbes Holdings Inc., Revlon, Inc. and Revlon Consumer
                  Products Corporation.

         6. Reimbursement Agreement by and among MacAndrews & Forbes Holdings Inc., New Revlon, Inc. and Revlon Consumer Products Corporation dated June 24, 1992.

         7. Reimbursement Agreement by and among MacAndrews & Forbes Holdings Inc. and Revlon Worldwide
                  Corporation dated March 25, 1993.

         8. Tax Sharing Agreement by and among Mafco Holdings, Inc., Revlon Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation, as amended by the First Amendment dated as of February 28, 1995 and the Second Amendment dated as of January 1, 1997.

         9.       Tax Sharing Agreement between Revlon Worldwide
                  Corporation and Mafco Holdings Inc. dated
                  March 17, 1993, as amended to the Issue Date.

         10. Registration Rights Agreement dated as of March 5, 1996 between Revlon Worldwide Corporation and
                  Revlon, Inc.

         11. Purchase and Sale Agreement, as amended, dated as of February 18, 1993 by and between Revlon
                  Consumer Products Corporation and Revlon Holdings Inc. (Transfer of Edison facility).

         12. Reassignment and Release Agreement dated as of November 4, 1993 between Revlon Consumer Products Corporation, Revlon Holdings Inc. and SJDH Truman Drive Trust. (Transfer of 1 Truman Drive, Edison, New Jersey).

         13. Lease Agreement between Revlon Holdings Inc. and Revlon Consumer Products Corporation dated
                  April 2, 1993 (Edison R&D facility).

         14. Sublease Agreement dated October 31, 1995 by and between Revlon Consumer Products Corporation and MacAndrews & Forbes Group Incorporated. (625
                  Madison Avenue)

         15. Occupancy Agreement dated as of January 1, 1995 between Revlon Holdings Inc. and Revlon Consumer Products Corporation (Administration Building,
                  Plant and Company store).

         16. Lease Contract dated October 29, 1992 between Revlon K.K. (now known as Revlon Real Estate K.K.) and Marvel Entertainment Group, Inc. (as amended April 14, 1994 and by letter agreement dated October 13, 1994 and extension dated December 5, 1995.

         17. Occupancy Memorandum dated as of February 28, 1995 between Revlon International Corporation and
                  MacAndrews & Forbes Group Incorporated (Occupancy of 88 Brook Street).

         18. Airplane Usage Memorandum dated November 16, 1994 between GDL Aviation Inc. and Revlon Consumer
                  Products Corporation.

         19.      Stock and Asset Purchase Agreement dated as of
                  January 1, 1994 by and between Revlon Consumer
                  Products Corporation and Revlon Holdings Inc. (New
                  Essentials)

         20. Asset Transfer Agreement dated as of September 1, 1993 by and between Revlon Consumer Products

                  Corporation and Revlon Holdings Inc. (Tarlow
                  Advertising Division).

         21. Lipstick Assembly Agreement dated February 1, 1993 between Revlon, Inc. and Tabacalera de Garcia, S.A. as amended by First Amendment to Lipstick Assembly Agreement dated as of January 1, 1994 between Revlon Consumer Products Corporation and Tabacalera de Garcia S.A.

         22. License Agreement dated as of July 18, 1995 between Revlon Consumer Products Corporation and Toy Biz, Inc.

         23. Sublicense Agreement dated as of January 1, 1993 between Revlon Holdings Inc., as Sublicensor, and Revlon Consumer Products Corporation, as Sublicensee, (for all duty free shops throughout the world and in all other channels of distribution in countries of the world other than the U.S.) (Sublicense of Bill Blass trademark)